EXHIBIT 10.4




                       ROSE'S STORES, INC.


                    VARIABLE INVESTMENT PLAN







                        TABLE OF CONTENTS

                       Rose's Stores, Inc.

                    Variable Investment Plan


                                                                          Page
     Preamble                                                                2

     ARTICLE I Definitions                                                   2

                                   1.1.  Account Balance                     2
                                   1.2.  Act                                 2
                                   1.3.  Adjustment Date                     2
                                   1.4.  Adjustment Factor                   2
                                   1.5.  Advisory Committee                  2
                                   1.6.  Affiliated Company                  2
                                   1.7.  Age                                 2
                                   1.8.  Agent for Service of Legal Process  2
                                   1.9.  Anniversary Date                    2
                                   1.10.  Annual Addition                    3
                                   1.11.  Associate                          3
                                   1.12.  Beneficiary                        4
                                   1.13.  Board of Directors                 4
                                   1.14.  Break in Service                   4
                                   1.15.  C.E.O.                             4
                                   1.16.  Code                               4
                                   1.17.  Commencement Date                  4
                                   1.18.  Company                            4
                                   1.19.  Company Contribution Account       4
                                   1.20.  Company Contributions              5
                                   1.21.  Company Securities                 5
                                   1.22.  Compensation                       5
                                   1.23.  Contribution Participant           6
                                   1.24.  Deferral                           6
                                   1.25.  Deferred Income Account            6
                                   1.26.  Defined Contribution Dollar

                                          Limitation                         6
                                   1.27.  Disability                         6
                                   1.28.  Discretionary Contributions        6
                                   1.29.  Early Retirement                   6
                                   1.30.  Effective Date                     7
                                   1.31.  Entry Date                         7
                                   1.32.  ERISA                              7
                                   1.33.  Family Member                      7
                                   1.34.  Fiduciaries                        7
                                   1.35.  Forfeitures                        7
                                   1.36.  Highly Compensated Associate       7
                                   1.37.  Hour of Service                    7
                                   1.38.  Inactive Participant               8



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                                   1.39.  Increment or Decrement             8
                                   1.40.  Investment Fund                    8
                                   1.41.  Limitation Suspense Account        8
                                   1.42.  Limitation Year                    9
                                   1.43.  Matching Contribution              9
                                   1.44.  Named Fiduciary                    9
                                   1.45.  Participant                        9
                                   1.46.  Plan                               9
                                   1.47.  Plan Rules                         9
                                   1.48.  Plan Year                          9
                                   1.49.  Profit Sharing Contribution        9
                                   1.50.  Retirement                        10
                                   1.51.  Taxable Year                      10
                                   1.52.  Trust                             10
                                   1.53.  Trust Fund                        10
                                   1.54.  Trustee                           10
                                   1.55.  Valuation Date                    10
                                   1.56.  Voluntary Contributions           10
                                   1.57.  Year of Service                   10

     ARTICLE II                    Administration of the Plan               12

                                   2.1.  Advisory Committee                 12
                                   2.2.  Authority                          12
                                   2.3.  Advisory Committee Procedure       13
                                   2.4.  Forms                              13
                                   2.5.  Funding                            13
                                   2.6.  Successor Fiduciary                13
                                   2.7.  Delegation of Services             14
                                   2.8.  Signature Authority                14
                                   2.9.  Fiduciary Notice Requirements      14
                                   2.10. Reliance                           14
                                   2.11. Duties of the Advisory Committee   15
                                   2.12. Powers of the Advisory Committee   16
                                   2.13. Limitations on Powers of

                                           the Advisory Committee           16
                                   2.14. Investment Funds                   16
                                   2.15. Investment in Insurance            18
                                   2.16. Delegation of Investment

                                           Responsibility                   20
                                   2.17.  Special Accounting Rules

                                           for the Company Stock Fund       20
                                   2.18.  Valuation of Company Securities   21
                                   2.19.  Voting of Company Securities      22
                                   2.20.  Withdrawals                       23
                                   2.21.  Limitations of the Securities
                                           Exchange Act of 1934             24

     ARTICLE III                  Eligibility and Participation             25

                                   3.1.  Eligibility                        25
                                   3.2.  Authorized Leave of Absence        25

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                                   3.3.  Maternity or Paternity Leave       26
                                   3.4.  Status During Leave of Absence     26
                                   3.5.  Voluntary Participation            27
                                   3.6.  Determination as to Eligibility    27
                                   3.7.  Leased Associates                  27
                                   3.8.  Years of Service for Eligibility
                                           Purposes                         27
                                   3.9.  Participation Upon Return to
                                           Eligible Class                   28

     ARTICLE IV                    Company and Associate Contributions      29

                                   4.1.  Plan Contributions                 29
                                   4.2.  Tax Deferred Contributions         29
                                   4.3.  Fail-Safe Contributions            30
                                   4.4.  Matching Contributions             30
                                   4.5.  Profit Sharing Contributions       31
                                   4.6.  Rollovers of Retirement Benefits   31
                                   4.7.  Trustee-to-Trustee Transfers       32
                                   4.8.  Payment of Contributions           33
                                   4.9.  Form of Contribution               33
                                   4.10.  Exclusive Benefit of Associates   33

     ARTICLE V Allocations and Limitations on Allocations                   35

                                   5.1.  Establishment of Accounts          35
                                   5.2.  Account Allocations                36
                                   5.3.  No Interest in Specific Assets     37
                                   5.4.  Forfeitures                        38
                                   5.5.  Maximum Company Contributions      38
                                   5.6.  Determination of Maximum Annual
                                           Addition                         39
                                   5.7.   Rules Relating to Company Which
                                            Maintains One or More Qualified
                                            Defined Contribution Plans  In
                                            Addition to this Plan           40
                                   5.8.  Aggregation With Defined Benefit

                                           Plan                             42
                                   5.9.  Excess Annual Additions            44
                                   5.10. Limitations on Tax Deferred
                                           Contributions                    45
                                   5.11. Special Rules for Tax Deferred
                                           Contributions                    48
                                   5.12. Excess Tax Deferred Contributions  49
                                   5.13. Limitations on Aggregate
                                           Contributions                    50
                                   5.14. Special Rules for Aggregate
                                           Contributions                    53
                                   5.15. Excess Aggregate Contributions     54
                                   5.16. Excess Tax Deferred Contributions  55
                                   5.17. Deduction of Legal Expenses        56

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     ARTICLE VI         Trust Fund Valuation                                57

                                   6.1.  Valuation of Trust Fund            57
                                   6.2.  Unallocated Contributions  58
                                   6.3.  Special Rule for Variable Account
                                           Balances                         58
                                   6.4.  Special Rule for Earmarked
                                           Investments                      58
                                   6.5.  Interim Crediting of Increment or
                                           Decrement                        58

     ARTICLE VII                   Benefits                                 59

                                   7.1.  Retirement                         59
                                   7.2.  Severance Benefits                 59
                                   7.3.  Rehired Participants               60
                                   7.4.  Death                              62
                                   7.5.  Payment of Benefits                63
                                   7.6.  Limitation on the Distribution of
                                           Benefits                         64
                                   7.7.  Commencement of Distribution of
                                           Benefits                         64
                                   7.8.  Restriction on Methods of
                                           Distribution                     64
                                   7.9.  Procedure for the Payment of

                                           Benefits                         65

     ARTICLE VIII                  Powers, Duties and Responsibilities of
                                     Trustee                                67

                                   8.1.  Trust                              67
                                   8.2.  Trust Fund                         67
                                   8.3.  Powers of Trustee                  67
                                   8.4.  Exercise of Powers                 60
                                   8.5.  Accounting                         70
                                   8.6.  Removal, Resignation, and

                                          Appointment of Successor Trustee  70
                                   8.7.  Payment of Compensation, Expenses,

                                          and Taxes                         71
                                   8.8.  Limitations on Responsibility      71
                                   8.9.  Non-Corporate Trustee              71
                                   8.10.  Merger of Trustee                 71

     ARTICLE IX                    Fiduciary Responsibilities               73

                                   9.1.  Allocation of Responsibility Among
                                           Fiduciaries for Plan and Trust
                                           Administration                    73
                                   9.2.  Fiduciary                           74
                                   9.3.  Reliance on Other Fiduciaries       74
                                   9.4.  No Responsibility for Others        74
                                   9.5.  Bond                                74

                                   9.6.  Fiduciary Responsibility            74
                                   9.7  Indemnification                      75

     ARTICLE X                     Amendment, Termination, Merger,

                                   Consolidation or Transfer of Assets       76


                                   10.1.  Amendment of Plan and Trust        76
                                   10.2.  Limitation on Amendment            76
                                   10.3.  Election of Prior Vesting          77
                                   10.4.  Discontinuance of Contributions

                                           and Termination of Plan and Trust 77
                                   10.5.   Merger, Consolidation or Transfer 79
                                   10.6.  De Facto Termination               79
                                   10.7.  Succession of Power                79
                                   10.8.  Continuation of Payment            79

     ARTICLE XI                    Withdrawals and Loans                     81

                                   11.1.  In-Service Withdrawals             81
                                   11.2.  Withdrawals on Account of Plan
                                            Termination or Sale of Assets    82
                                   11.3.  Loans to Participants              83
                                   11.4.  Loans on or after October 18, 1989 85

     ARTICLE XII                   Miscellaneous Provisions                  89

                                   12.1.  No Guaranty of Employment          89
                                   12.2.  Limitation of Rights               89
                                   12.3.  Provision of Benefits              89
                                   12.4.  Headings                           89
                                   12.5.  Governing Law                      89
                                   12.6.  Alienation of Benefits             89
                                   12.7.  Severability                       90
                                   12.8.  Claims                             90
                                   12.9.  Number and Gender                  91

     ARTICLE XIII                  Top-Heavy Rules                           92

                                   13.1.  Effect of Article XIII on Plan     92
                                   13.2.  Definitions                        92
                                   13.3.  Minimum Contribution               96
                                   13.4.  Adjustments to Aggregate Limit     97
                                   13.5.  Vesting Requirements               97

     ARTICLE XIV                   Qualified Domestic Relations Orders       99

                                   14.1.  Notice                             99
                                   14.2.  Requirements of Qualified

                                            Domestic Relations Order         99
                                   14.3.  Segregated Account                100
                                   14.4.  Limitations on Benefits and
                                            Distributions                   100

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STATE OF NORTH CAROLINA


                                                       ROSE'S STORES, INC.
COUNTY OF VANCE                                        VARIABLE INVESTMENT PLAN


               THIS AGREEMENT, made and entered into as of the 29 day of December, 1992, and except where specifically stated otherwise, effective the 1st day of January, 1989, by and between Rose's Stores, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices in the State of North Carolina (hereinafter referred to as the "Company"), and Central Carolina Bank and Trust Company, as Trustee0;

                      W I T N E S S E T H:

               WHEREAS, the Company has previously established and adopted the Rose's Stores, Inc. Variable Investment Plan, effective October 25, 1984, as last amended and restated generally effective January 1, 1987; and

               WHEREAS, it has become necessary to amend and restate the Plan to bring it into compliance with the Tax Reform Act of 1986, and other recent law changes, including the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, and the Omnibus Budget Reconciliation Act of 1989, which amendment and restatement shall be effective January 1, 1989, except where otherwise stated;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and Trustee hereby agree that the Rose's Stores, Inc. Variable Investment
Plan (hereinafter referred to as the "Plan") shall read as follows:

                            ARTICLE I

                           Definitions

               When used herein, the following words shall have the following meaning unless the context clearly indicates otherwise:

               1.1. "Account Balance" shall mean the balance of a Participant's Company Contribution Account, Deferred Income
Account, Rollover Account, and Transfer Account, and except when the context clearly indicates otherwise, "Account" shall mean the above specific accounts.

               1.2.  "Act" shall mean the Tax Reform Act of 1986.

               1.3. "Adjustment Date" shall mean the 31st day of December of each year.

               1.4. "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under (Section Mark) 415(d) of the Code, for calendar years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

               1.5. "Advisory Committee" shall mean the committee appointed by the Board of Directors of the Company to be the named fiduciary with authority to control and manage the operation and the administration of the Plan.

               1.6. "Affiliated Company" shall mean the Company and any corporation which is a member of a controlled group of corporations (as defined in (Section Mark) 414(b) of the Code, as modified by (Section Mark) 415(h) of the Code) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in (Section Mark) 414(c) of the Code, as modified by (Section Mark) 415(h) of the Code) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in (Section Mark) 414(m) of the Code) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under (Section Mark) 414(o) of the Code.

               1.7. "Age" shall mean the number of full years that have elapsed between the date of birth, and the date as of which the age is being determined.

               1.8. "Agent for Service of Legal Process" shall be Byron G. Creech, or such other person as shall be so designated by the Advisory Committee.

               1.9. "Anniversary Date" shall mean the first day of each Plan Year following the Effective Date of the Plan, which is the 1st day of January in each year.

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



              1.10. "Annual Addition" shall mean the amount during the Limitation Year that constitutes:

               (a) Company Contributions and Tax Deferred
     Contributions allocated to a Participant's Account;

               (b) Voluntary Contributions (not currently allowed) allocated to a Participant's Account;

               (c) Forfeitures allocated to a Participant's Account;

               (d) Amounts allocated after March 31, 1984, to an individual medical account, as defined in (Section Mark) 415(l)(2) of the Code, which is part of a defined benefit pension or annuity plan maintained by the Company; and

               (e) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key
     Associate (as the term Key Employee is defined in (Section Mark) 419A(d)(3) of the Code), under a welfare benefit plan (as defined in (Section Mark) 419(e) of the Code) maintained by the Company.

               1.11. "Associate" shall mean any person receiving remuneration for personal services rendered to the Company, or of any other company required to be aggregated with the Company under (Section Mark)(Section Mark) 414(b), (c), (m) or (o) of the

Code (or who would be receiving remuneration except for

an authorized Leave of Absence) excluding independent

contractors, persons employed on a retainer or fee

basis, those persons covered by a bona fide collective
bargaining agreement between Associate representatives and the
Company, and a Director (unless the Director is otherwise
employed by the Company).   The term "Associate"  shall also
include  any "leased  employee" within the meaning of

(Section Mark)(Section Mark) 414(n) or (o)

of the Code. Notwithstanding the foregoing, a leased employee shall not be considered an Associate if: (i) such employee is covered by a money purchase pension plan providing:
(1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in (Section Mark) 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under (Section Mark)(Section Mark) 125, 402(a)(8),

402(h) or 403(b) of the Code, (2) immediate participation,

and (3) full and immediate vesting; and (ii) leased

employees do not constitute more than twenty

percent (20%) of the recipient's nonhighly compensated workforce. A leased employee shall constitute an Associate only for minimum coverage and participation testing purposes, and in no event will be eligible for participation in the Plan. The term "Associate" corresponds to the term "employee" as used in the Code and ERISA.

               1.12. "Beneficiary" shall mean, subject to the limitations of Paragraph 7.4, and in accordance with the procedures prescribed by the Advisory Committee, such person or persons or legal entity as may be legally entitled or designated by a Participant to receive benefits hereunder upon the death of the Participant. The word "person" as used in this Paragraph may include the Participant's estate, executor, administrator, or testamentary or inter vivos trust, if properly designated by the Participant.

               1.13. "Board of Directors" shall mean the Board of Directors of Rose's Stores, Inc.

               1.14. "Break in Service" shall mean a twelve (12) consecutive month period during which a Participant completes five hundred (500) or fewer Hours of Service with the Company (excluding, however, any period covered by an Authorized Leave of Absence); and except as stated below, the computation of any twelve (12) consecutive month period for purposes of vesting, Breaks in Service, determining the timing of benefit payments, and forfeitures shall be made with reference to the Plan Year of the Company.

               1.15. "C.E.O." shall mean the chief executive officer of the Company.

               1.16. "Code" shall mean the Internal Revenue Code of 1986, and any amendments thereto.

               1.17. "Commencement Date" shall mean the date on which an Associate first performs an Hour of Service for the Company;
provided, however, if an Associate shall have incurred a Break in Service, as defined in Paragraph 1.14, his or her Commencement
Date shall be the date on which he or she first performs an Hour of Service following his or her return after such Break in Service.

               1.18. "Company" shall mean Rose's Stores, Inc., any corporation or entity with or into which Rose's Stores, Inc. may be merged or consolidated, or to which its assets may be sold, and any entity which may be or become an Affiliated Company. The inclusion of an entity within or the removal of any organization from the meaning of the word "Company," except as provided otherwise in this Plan, shall be effected only by action of its Board of Directors, or its successors, as the case may be.

               1.19. "Company Contribution Account" shall mean the Account of a Participant to which Discretionary Contributions made pursuant to Paragraph 5.1, and the Increment or Decrement thereon is credited.

               1.20. "Company Contributions" shall mean Discretionary Contributions made to the Plan during or on account of the Plan
Year, by the Company, on behalf of the Participants.

               1.21. "Company Securities" shall mean Non-Voting Class B Stock of Rose's Stores, Inc., which constitute "employer securities" as defined in (Section Mark) 409(l) of the Code.

               1.22. "Compensation" shall mean compensation paid by the Company to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2, and shall also include the amount of any salary reduction elected by a Participant pursuant to a plan maintained by the Company which is qualified under (Section Mark) 401(k) or 125 of the Code, but shall exclude any income imputed to a Participant (including but not limited to income imputed by reason of personal use of an automobile owned by the Company and the Code (Section Mark) 79 cost for group term insurance), and shall further exclude severance pay and pay in lieu of vacations. For Plan Years beginning on or after January 1, 1989, the maximum amount of Compensation that may be taken into account pursuant to (Section Mark) 401(a)(17) of the Code, is limited to $200,000, which limit shall be adjusted, pursuant to (Section Mark) 415(d) of the Code, beginning in 1990, to reflect post-1986 cost-of-living increases measured by the Consumer Price Index, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the Plan determines Compensation on a period of time that contains fewer than twelve (12) calendar months, then the annual Compensation limit is an amount equal to the annual Compensation limit for the calendar year in which the Compensation period begins, multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12).

               In determining the Compensation of a Participant for purposes of this limitation, the rules of (Section Mark) 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen
(19) before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's
Compensation as determined under this Paragraph 1.22 prior to the application of this limitation.

               If Compensation for any prior Plan Year is taken into account in determining an Associate's contributions or benefits for the current year, the Compensation for such prior year is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before

January 1, 1990, the applicable annual Compensation limit is $200,000.

               1.23. "Contribution Participant" shall mean a Participant who is an Associate on the last day of the Plan Year, and who is entitled to an allocation of Company Contributions for the Plan Year.
               1.24. "Deferral" shall mean the salary reduction arrangements between each Participant and the Company pursuant to which an amount is contributed to the Plan by the Company in lieu of being paid to a Participant as salary or wages, which is referred to as a "Tax Deferred Contribution", and which is credited to the Participant's Deferred Income Account, and is fully vested at all times.

               1.25. "Deferred Income Account" shall mean the Account of a Participant to which Tax Deferred Contributions made pursuant to the Participant's Deferral election under Paragraph
4.2 and the Increments or Decrements thereon are credited.

               1.26. "Defined Contribution Dollar Limitation" shall mean $30,000, or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in (Section Mark) 415(b)(1) of the Code, which is in effect for the Limitation Year.

               1.27. "Disability" shall mean total and permanent physical, nervous or mental condition of a Participant to perform his or her usual duties for the Company, or the duties of such other position or job that the Company makes available to the Participant, and for which the Participant is qualified by reason of training, education or experience; and such incapacity shall be deemed to exist when determined by the Advisory Committee upon the basis of the certificate of a qualified physician approved by the Advisory Committee, and such other evidence as the Advisory Committee deems acceptable; and the decision of the Advisory Committee shall be final and conclusive for all purposes of the Plan. Disability shall be effective as of the Adjustment Date coinciding with or following the determination of disability.

               1.28. "Discretionary Contributions" shall mean contributions made to the Plan by the Company during or on account of the Plan Year, on behalf of the Participants, which shall include Matching Contributions and Profit Sharing
Contributions.

               1.29. "Early Retirement" shall mean, effective for Plan Years beginning on or after January 1, 1991, the Adjustment Date coinciding with or immediately following the Participant's attainment of age fifty-five (55), provided that the Participant has completed seven (7) Years of Service with the Company, and further provided the Participant notifies the Advisory Committee in writing at least sixty (60) days prior to the Adjustment Date upon which Early Retirement shall be effective. Each Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under the Plan.


               1.30. "Effective Date" shall mean the date the Plan was originally adopted, or effective. The Effective Date of this amendment and restatement shall mean the 1st day of January, 1989, except where specifically stated otherwise.

               1.31. "Entry Date" shall mean the January 1, or July 1 coinciding with or following the date the Associate meets the eligibility requirements under the Plan.

               1.32. "ERISA" shall mean Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, and all amendments thereto.

               1.33. "Family Member" shall mean an individual described in (Section Mark) 414(q) of the Code, and defined in subparagraph 5.10(b)(v) and 5.13(b)(v).

               1.34. "Fiduciaries" shall mean the Company, C.E.O., Advisory Committee, and Trustee, but only with respect to the respective specific responsibilities of each for the Plan and Trust , all as described in Article X.

               1.35.  "Forfeitures" shall mean the sum of the
non-vested portion of the Account Balances of all Participants who terminate employment prior to becoming fully vested, resulting in a provisional forfeiture pursuant to the provisions of the Plan.

               1.36.  "Highly Compensated Associate" shall mean a
highly compensated employee described in (Section Mark) 414(q) of the Code,
and defined in subparagraphs   5.10(b)(iv) and 5.13(b)(iv).

               1.37.  "Hour of Service" shall mean:

               (a) Each hour for which an Associate is directly or indirectly paid, or entitled to payment from the Company for the performance of duties, including each hour (to the extent not included pursuant to the foregoing provisions of this sentence) for which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Company; and

               (b) Each hour for which an Associate is paid, either directly or indirectly, or entitled to payment, by the Company even though no duties are performed (irrespective of


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



     whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (including maternity or paternity leave). No more than 501 Hours of Service shall be credited under this subparagraph 1.37(b) for any single continuous period during which no duties are performed (whether or not such period occurs in a single Plan Year). Hours of Service shall be calculated and credited pursuant to subparagraphs (b) and
     (c) in accordance with (Section Mark) 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference. Notwithstanding the above, no Hours of Service shall be credited to an Associate if attributable to payments made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or to a payment which solely reimburses the Associate for medical or medically-related expenses incurred by the Associate; and

               (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. The same Hours of Service shall not be credited both under subparagraph 1.37(a) or 1.37(b), as the case may be, and under this subparagraph 1.37(c). Hours credited under this subparagraph 1.37(c) shall be credited to the Associate for the time as of which the award or agreement pertains rather than the time the award, agreement or payment is made; and

               (d) Each Hour of Service completed with a predecessor company, provided the Company maintains the qualified plan of a predecessor company.

               1.38.  "Inactive Participant" shall mean a former
Associate on whose behalf an Account is maintained under the Plan.

               1.39. "Increment or Decrement" shall mean the net gain or loss, net of expenses, incurred by the Trust Fund or Account determined by the Trustee as of the Valuation Date and allocated in accordance with Paragraph 5.2.

               1.40. "Investment Fund" shall mean the investment alternatives within the Trust Fund, selected by the Advisory
Committee and maintained by the Trustee among which the Participants are allowed to direct the investment of their Accounts.

               1.41. "Limitation Suspense Account" shall mean the separate account maintained for the purposes of holding excess
Annual Additions as provided in subparagraphs   5.9(a) and (b),
which shall not share in any Increment or Decrement of the Trust
Fund.

               1.42. "Limitation Year" shall mean the twelve month period beginning on the first day of December and ending on the last day of November, during which the limitation on Plan contributions and allocations is determined. All qualified plans maintained by the Company must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

               1.43. "Matching Contribution" shall mean contributions to the Plan made by the Company in its discretion for the Plan
Year, and allocated to a Participant's Company Contribution
Account by reason of the Participant's Tax Deferred
Contributions.

               1.44.  "Named Fiduciary" shall mean the Advisory
Committee, which shall be in charge of the operation and administration of the Plan.

               1.58. "Normal Retirement" shall mean the termination of employment of a Participant after the attainment of age sixty
(60), provided that to facilitate the training of replacements, such Participant shall give the Department of Human Resources of the Company 90 days advance notice in writing of the date on which he or she wishes to retire. The Normal Retirement of a Participant shall be effective as of the Adjustment Date of the Plan Year in which the Participant satisfies the above requirements. The Normal Retirement Age upon which a Participant's Account Balance shall become 100% vested shall be age sixty (60).

               1.45. "Participant" shall mean any Associate who shall have acquired either a forfeitable or nonforfeitable interest in the Trust Fund pursuant to the provisions of the Plan.

               1.46.  "Plan" shall mean the Rose's Stores, Inc.
Variable Investment Plan, as set forth in and by this plan and trust document and all subsequent amendments thereto.

               1.47. "Plan Rules" shall mean rules adopted by the Advisory Committee for the administration, interpretation or application of the Plan.

               1.48. "Plan Year" shall mean the twelve-month period beginning on the first day of January and ending on the last day of December of each year.

               1.49. "Profit Sharing Contribution" shall mean any contribution made to the Plan on account of the Plan Year, by the

Company, in its discretion, on behalf of the Participants, without regard to current or accumulated earnings or profits.

               1.50. "Retirement" shall mean the Participant's termination of employment on account of (a) Normal Retirement;
(b) Early Retirement; or (c) Disability. If a Participant shall remain an Associate after becoming eligible for Retirement, the Associate shall continue to be treated in all respects as a Participant until his or her actual retirement. No retirement benefits shall be payable to a Participant until his or her termination of Associate status.

               1.51. "Taxable Year" shall mean, except as provided below, the twelve-month period adopted by the Company for its tax purposes, which is the twelve-month period ending on the last Saturday in January. If, at any time, the term "Company" shall include more than one separate entity and all such separate entities shall not have the same fiscal year, then such fiscal year of each separate entity shall be the "Taxable Year" for each such separate entity.

               1.52. "Trust" as used herein shall mean the legal entity resulting from this agreement between the Company and the Trustee by which the Tax Deferred Contributions, Discretionary Contributions, Transfers and Rollovers as defined in Article IV, shall be received, held, invested, and disbursed to or for the benefit of Participants or Beneficiaries. The Company and Trustee may establish more than one Trust.

               1.53. "Trust Fund" shall mean all funds received by the Trustee, together with Increments or Decrements thereon.

               1.54. "Trustee" shall mean Central Carolina Bank and Trust Company, or such other person, persons, corporation, or association, designated by the Company to serve as trustee pursuant to Article VIII hereunder.

               1.55. "Valuation Date" shall mean, effective April 1, 1992, the last business day of each month of the Plan Year on which Accounts are valued. Prior to April 1, 1992, Valuation
Date was the last business day of each quarter of the Plan Year.

               1.56. "Voluntary Contributions" shall mean voluntary after-tax contributions made to the Plan by a Participant during the Plan Year. No Voluntary Contributions may be made to this Plan.

               1.57. "Year of Service" shall mean any Plan Year during which the Associate has completed at least one thousand
(1,000) Hours of Service with the Company. Years of Service completed by any Associate with any corporation, partnership, or proprietorship which is a member of a controlled group of corporations within the meaning of (Section Mark) 1563(a) of the Code, determined without regard to (Section Mark)(Section Mark) 1563(a)(4)

and 1563(e)(3)(C) of the Code, or is a member of an

Affiliated Service Group with the Company, shall be

recognized as Years of Service with the Company.

                           ARTICLE II

                   Administration of the Plan

               2.1. Advisory Committee. The Advisory Committee shall be the "Plan Administrator" (as that term is defined in (Section Mark) 3(16)(A) of ERISA and (Section Mark) 414(g)

of the Code) in charge of the operation and the

administration of the Plan and shall also be the "Named Fiduciary" (as that term is defined in ERISA). The Advisory Committee shall have the power to delegate specific fiduciary responsibilities (other than the fiduciary responsibilities of the Trustee relating to the control of the assets of the Plan). The delegation of fiduciary responsibilities may be to Associates, or to other individuals, all of whom shall serve at the pleasure of the Company; and, any individuals who are Associates shall serve without compensation. A delegation of duties shall be accomplished by a written instrument executed by the Advisory Committee specifying responsibilities delegated and the fiduciary responsibilities allocated to such delegate. The allocation of such responsibilities shall be effective upon the date specified in the delegation, subject to written acceptance by the delegate. Any delegation of responsibilities shall provide for reports no less often than annually by such delegate to the Advisory Committee. Such reports shall contain information necessary fully to inform the Advisory Committee of the status and operation of the Plan and of the delegate's discharge of responsibilities delegated. Any person to whom fiduciary duties have been delegated may resign by delivering a written resignation to the Advisory Committee; however, the resignation shall not relieve such person from any breach of fiduciary duty that arose prior to the resignation or because of the resignation. Vacancies created by resignation, death or other cause may be filled by the Advisory Committee or the assigned responsibilities may be reabsorbed by or redelegated by the Advisory Committee. All usual and reasonable expenses of the Advisory Committee shall be paid by the Trustee from the Trust Fund to the extent not paid by the Company.

               2.2. Authority. The Advisory Committee, as Plan Administrator, shall administer the Plan in accordance with its terms and shall have full power to exercise its discretion in determining all questions arising in connection with the administration, interpretation, and application of the Plan, including adopting such Plan Rules as it deems necessary, desirable or appropriate. The Advisory Committee shall interpret and construe the provisions of the Plan, decide any disputes which may arise with regard to the rights of Associates, Participants, their legal representatives, or Beneficiaries under the terms of this Plan, and, in general, direct the administration of this Plan. The decision of the Advisory Committee for matters within its jurisdiction shall be final, binding, and conclusive upon the Company, Associates, Participants, Beneficiaries, and every other person or party interested or concerned. All rules and decisions of the Advisory Committee shall be uniformly and consistently applied to all Participants in similar circumstances.

               2.3. Advisory Committee Procedure. The Advisory Committee may act at a meeting or in writing without a meeting. The Advisory Committee shall elect one of its members as Chairman, appoint a Secretary, who may or may not be an Advisory Committee member and advise the Trustee of such actions in writing. The Secretary shall keep a record of all meetings and forward all necessary communications to the Company, or the Trustee. The Advisory Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Advisory Committee shall be made by the vote of the majority including actions in writing, or by telecommunications confirmed in writing.

               A member of the Advisory Committee shall not vote or act upon any matter which relates to such person as a Participant or to any other matter in which the member has an interest which may affect such member's best judgment as a fiduciary. If a matter arises affecting one of the members of the Advisory Committee and the other members of the Advisory Committee are unable to agree as to the disposition of such matter, the Board of Directors shall appoint a substitute member of the Advisory Committee in the place of the affected member for the sole purpose of passing upon and deciding the particular matter.

               2.4. Forms. The Advisory Committee may prescribe such forms as may be necessary or desirable under this Plan for its efficient administration, including, but not limited to application for benefits, designation of Beneficiaries, request for Early, Normal or Disability Retirement, and investment elections. The Advisory Committee may also prescribe how such forms shall be executed, witnessed and/or approved, and to whom and within what time they must be delivered to be effective, except to the extent otherwise specifically provided by the Plan.

               2.5. Funding. The Advisory Committee shall be charged with the responsibility for the operation of the Plan, including the authority and responsibility for establishing and implementing a funding method and policy consistent with the needs of the Plan and the requirements of ERISA. The funding policy shall include the short and long term estimated cash requirements needed for payment of benefits under the terms of the Plan. The funding method and policy so established shall be in writing, and a copy thereof shall be delivered to the Trustee.

               2.6.  Successor Fiduciary.  Upon the death,
resignation, or inability to serve of any person to whom the

Advisory Committee has delegated fiduciary duties, a successor Fiduciary shall be appointed within thirty (30) days. If the Advisory Committee shall cease to exist, or be dissolved, voluntarily or involuntarily, or have a receiver or trustee in bankruptcy appointed, a successor Fiduciary shall be appointed within thirty (30) days by the then remaining persons (if any), to whom fiduciary duties have been delegated, and, if there are no remaining persons to whom fiduciary duties have been delegated, or because of the inability, failure, or refusal of the then remaining fiduciaries to make such appointment, a successor Fiduciary shall be selected by a majority of the Participants of the Plan who are Associates at the time of the occurrence of the foregoing events.

               2.7. Delegation of Services. The Advisory Committee and those persons to whom it has delegated fiduciary duties may employ such counsel and agents and obtain such clerical and other services (including accounting, legal counsel, and investment managers and advisors) as may be required in carrying out the provisions of the Plan. Reasonable expenses for services of individuals, who are not Associates, with respect to services rendered on behalf of the Plan, shall be paid by the Trustee from the Trust, to the extent not paid by the Company.

               2.8. Signature Authority. If the Advisory Committee shall delegate specific fiduciary responsibilities, it may designate and authorize one or more of the persons being so delegated to sign documents; and shall further notify the Trustee of such action and the name or names of the person or persons so designated. The Trustee shall thereafter accept and rely upon any document executed by such person or persons as representing action by the Advisory Committee until the Advisory Committee shall deliver the Trustee a written revocation of such designation.

               2.9. Fiduciary Notice Requirements. The Advisory Committee and those persons to whom it has delegated fiduciary duties shall notify the Trustee of any action taken with respect to the Plan, and when required to do so, shall notify any other interested party. The Advisory Committee and those persons to whom it has delegated fiduciary duties shall maintain all books of account, records, and other data as shall be necessary to properly administer the Plan and satisfy the disclosure and reporting requirements of ERISA and the Code. The Advisory Committee shall ensure that the Plan is in compliance with the various regulatory requirements set forth in ERISA, the Code and the regulations thereunder.

               2.10. Reliance. The Advisory Committee shall be entitled to rely conclusively upon, and shall be fully protected in any actions taken by it in good faith, and in reliance upon any opinions or reports which shall be furnished to it by any accountant, actuary, counsel, or other specialist. The Advisory Committee shall accept and rely upon information furnished it by the Company or obtained from the Company's books and records, either directly or from the Company, C.E.O., or furnished it by a Participant or Beneficiary, or the Trustee, and such information shall be presumed by the Advisory Committee to be correct. The Advisory Committee shall not incur any liability for its action or failure to act, unless such liability arises from its own gross negligence or willful misconduct. The Advisory Committee shall indemnify each person to whom it has delegated fiduciary duties against all claims, losses, damages, expenses, and liabilities arising from any action or failure to act, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

               2.11. Duties of the Advisory Committee. The Advisory Committee shall have the responsibility for the operation and administration of the Plan, and in addition to those duties specifically enumerated elsewhere herein, shall have the following specific duties:

               (a) The Advisory Committee shall receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements of the Trust Fund from the Trustee, and shall furnish to the Company such reports as it may request. The Advisory Committee shall file the reports required by ERISA and maintain records to comply with governmental regulations issued thereunder relating to records of Participants' service, account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

               (b) The Advisory Committee shall communicate to each Associate a Summary of the Plan and of any subsequent amendments thereto in the manner and within the time prescribed by applicable law and regulations thereunder. A copy of the Plan as well as all other documents required to be made available to Participants or Beneficiary pursuant to ERISA, shall be made available to each Participant or Beneficiary hereunder by having the appropriate copies available at the principal office of the Company during business hours.

               (c) The Advisory Committee shall provide the Trustee with all information and instructions necessary for the Trustee to carry out its administrative functions under this Plan including all directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and warrants that all such directions are in accordance with the Plan.

               (d) The Advisory Committee shall have the duty to correct errors of omission or commission in the administration of the Plan as promptly as possible after discovery.

               2.12. Powers of the Advisory Committee. The Advisory Committee shall have all powers necessary or desirable to discharge all of its responsibilities and duties hereunder, including, but not limited to, the following:

               (a) The Advisory Committee shall have the power to select and change Investment Funds, including insurance, among which Participants are allowed to direct the investment of their Accounts.

               (b) The Advisory Committee shall have the power to correct errors of omission or commission in the administration of the Plan in such manner as, in its sole discretion, seems most equitable and practical, including specifically the power to correct errors in Participants' Accounts occurring in one Plan Year but discovered later by debiting or crediting Additions of the Plan Year in which the error is discovered and corrected.

               (c) The Advisory Committee shall review the investment performance of the various Investment Funds at least annually.

               2.13. Limitations on Powers of the Advisory Committee. Anything else herein to the contrary notwithstanding, the Advisory Committee shall not have the power to:

               (a) Add to, subtract from or modify any of the terms of this Plan.

               (b) Terminate this Plan.

               (c) Add to any Benefits provided by this Plan, or waive or fail to apply any requirements for eligibility to Benefits under this Plan.

               (d) Appoint or remove the Trustee.

               2.14. Investment Funds. For investment purposes, the assets of the Trust Fund (other than earmarked investments described in Paragraph 6.8) shall be divided in accordance with the Advisory Committee's instructions among the following separate Investment Funds, which may be changed from time-to-time:

               (a) the Company Stock Fund, which shall be invested in Company Securities;

               (b) the Guaranteed Income Fund, which shall be invested, directly or indirectly, in fixed income investments;

                (c) the Diversified Equity Fund, which shall be invested, by means of a mutual fund, in a diversified portfolio of common stock; and

               (d)  such other Investment Fund as the Advisory
     Committee shall designate from time to time, in its discretion.

               Subject to the limitations effective January 1, 1992 discussed herein with respect to those Participants subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, when an Associate becomes a Participant, the Advisory Committee shall give the Participant the right to specify how his or her Account shall be invested in each of the Investment Funds. Effective January 1, 1992, the Advisory Committee shall be specifically authorized to establish procedures for the individual direction of the investment of a Participant's Account so as to comply with Section 404(c) of ERISA, and the regulations promulgated thereunder, such that when a Participant exercises his investment authority, the fiduciaries of the Plan shall not be liable for such exercise of control and the Participant shall not be deemed a fiduciary by reason of such exercise of control. Nothing hereinabove shall mandate compliance, as to all or any portion of the Plan, with any discretionary provision of Section 404(c) of ERISA, and the regulations promulgated thereunder, especially to the extent compliance is inconsistent with the purposes of the Plan, and in particular with the investment in the Company Stock Fund, as well as earmarked investments designated pursuant to Paragraph 6.4. Each Participant may elect to invest in the Investment Funds in twenty-five percent (25%) increments the portion of his or her Account which is not invested in earmarked investments as defined in Paragraph 6.4.
As of every Valuation Date, the Advisory Committee shall give all Participants the opportunity to elect to change how future amounts credited to their Accounts are invested or to change how amounts previously credited to their Accounts are invested. Investment directions shall be made in writing in the manner specified by the Advisory Committee and in accordance with applicable Plan Rules. In the absence of a proper election under this Article, the affected portion of a Participant's Account shall be invested in the fund specified by the Advisory Committee and all distributions shall be charged first to the portion of the Participant's Account invested in that fund and then to the balance of his or her Account.

               An Investment Fund shall be credited with all Increments and Decrements thereon. Each fund shall be separately valued, and the Increments and Decrements on an investment fund shall be credited among the Accounts in proportion to their interests in the Investment Fund. Consistent with the requirements of ERISA, the Advisory Committee may establish procedures for charging expenses incurred in the maintenance of an Investment Fund against Accounts invested in such Investment Fund; and may establish procedures for charging a Participant's Account for the reasonable expenses of consummating the investment instructions of the Participant. Such procedures shall provide for the communication to Participants that such charges shall be made and further provide for the periodic communication to Participants of the actual expenses charged to Accounts.

               With respect to intra-plan transfers between the Company Stock Fund and another fund of the Plan on behalf of a Participant who is subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934, effective January 1, 1992, subject to approval by the Internal Revenue Service, such transaction may be made only pursuant to (i) an election made on a quarterly date specified in Rule 16b-3(e)(3) at least six months after the date of the Participant's previous intra-plan transfer election relating to the Company Stock Fund, if any, which election shall be effective as of the first date, following the election, that a change would be effective for Plan Participants, or (ii) an irrevocable election made by the Participant at least six months in advance of the effective date of the transaction.

               2.15. Investment in Insurance. Effective for Plan Years beginning on or after January 1, 1992, investments in insurance shall no longer be allowed. However, if any Participant has previously invested his or her Account in insurance policies permitted under the Plan, such investment may continue to be maintained under the Plan. Any provisions under this Plan relating to investment in insurance policies shall be applicable only with respect to such investments made prior to January 1, 1992. Any such investment in insurance also shall be subject to the following limitations:

               (a) Subject to the limitations contained herein, a Participant may elect to invest his or her Account in individual or group insurance policies covering the Participant or his or her spouse or children, and in individual or group annuity contracts issued by one or more insurance companies. A Participant may not invest his or her Account in term life insurance contracts. Only ordinary life insurance contracts and universal life insurance contracts offered to Plan Participants by the Advisory Committee may be purchased. Individual policies shall be considered an earmarked investment of the Participant's Account and premiums on such policies shall be charged to such Account. The insurance contract must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all the proceeds of the contract to the Participant's Beneficiary in accordance with Article VII.

               (b) Subject to all other distribution requirements in
     Article VII, the Participant may request that the Advisory Committee direct the Trustee to distribute such policies or contracts intact to the Participant. Any policies or contracts distributed must be nontransferable.
     Alternatively, the Advisory Committee, at the election of a Participant, may convert into cash the entire value of any individual policies or contracts purchased for a Participant's Account and credit such amount to the Participant's Account.

               (c) Not more than twenty five percent (25%) of the aggregate amount of Company Contributions made on behalf on any Participant may be used to pay premiums on ordinary or universal life insurance contracts on the life of such Participant, his or her spouse and children, provided however, subject to the approval of the Advisory Committee that an insurance contract meets the requirements of Treasury Regulation Section 1.401-1(b)(1)(i), as interpreted by the Internal Revenue Service, that insurance benefits provided pursuant to the Plan be "incidental," the Plan limitation on the aggregate amount of Company Contributions which may be used to pay premiums on such an insurance contract shall be increased from twenty-five percent (25%) to not in excess of fifty percent (50%) of the aggregate amount of Company Contributions made on behalf of the Participant.

               (d) Any dividends which become payable on any contracts shall be used to provide additional benefits for the Participant or shall be credited to the Participant's
     Account, as determined by the Advisory Committee.

               (e) A Participant may not borrow amounts from insurers issuing such policies or on the collateral of such policies;
     however, the Advisory Committee in its sole discretion may direct the Trustee to borrow against the policies to fund loans under Paragraph 11.3.

               (f) The modes of settlement of any life insurance contract distributed to a Participant must be limited to those provided under Article VII.

               (g) In the case of any conflict between the provisions of the Plan and the Trust Agreement and the terms of any insurance contract, the provisions of the Plan and the Trust
     Agreement shall control.

               2.16. Delegation of Investment Responsibility. If an insurance contract is purchased with assets of the Trust Fund and assets of the insurer are or may be considered assets of the Trust, such insurer shall be the investment manager (within the meaning of (Section Mark) 3(38) of ERISA) with respect to such assets. Similarly, if assets of the Trust are invested in a collective, common or group trust (other than one trusteed by the Trustee) and the assets of such other trust are or may be considered assets of this Trust, the entity or person with investment management responsibility with respect to such other trust shall be a "named fiduciary" with respect to the investment management of such other trust or if the person or entity qualifies under (Section Mark) 3(38) of ERISA, such person or entity shall be the investment manager of such trust. In either case, however, such persons or entities shall exercise their investment management responsibilities with respect to such assets in accordance with the terms of the insurance contract or collective, common or group trust and without any notice to the Trustee. The insurance contract or collective, common or group trust itself shall, nevertheless, be an asset of the Trust. Any decisions concerning the purchase, retention, modification or termination of the contract or other trust shall be made by the person with investment responsibilities with respect to the contract or other trust.

               2.17. Special Accounting Rules for the Company Stock Fund. The Company Stock Fund at the election of the Advisory
Committee may be maintained either as a pooled investment fund in its entirety or only as to amounts that are not invested in Company Securities as described below:

               (a) Each Account invested in the Fund shall consist of a cash portion (the "Cash Account") and its Company
     Securities portion (the "Stock Account").  Unallocated
     Company Contributions being held in the Fund shall be credited to separate unallocated Cash and Stock Accounts.

               (b) The Cash Account shall be invested in short-term debt instruments, or other assets, pending investment in Company Securities. The Increment or Decrement on the Cash Account shall be credited in accordance with this Article as if the Cash Accounts collectively constituted a separate pooled investment fund, but the Increment or Decrement need not be credited on the Valuation Date, and may instead be credited on such other dates specified by the Advisory Committee.

               (c) Stock Accounts shall be credited with a specific number of shares of Company Securities rather than with an undivided interest in a pool of Company Securities. Accordingly, the unit accounting procedures set forth in this Article shall not apply to Stock Accounts. Each Stock Account, at any relevant time, shall be worth the fair market value on that date of the shares of Company
     Securities credited to it.

               (d) Cash Accounts shall be invested in Company Securities from time to time and Company Securities so acquired shall be allocated among Stock Accounts in proportion to the amount withdrawn from the corresponding Cash Accounts.

                (e) Cash dividends on Company Securities shall be allocated to Cash Accounts in proportion to the shares held in the corresponding Stock Accounts.

               (f) Stock dividends on Company Securities shall be credited to Stock Accounts in proportion to the shares of Company Securities in such Accounts.

               (g) If any rights, warrants or options are issued with respect to Company Securities, the fiduciary managing the Company Stock Fund shall exercise any or all of the rights, warrants or options received on Company Securities in a Stock Account for such Account using such cash as may be available in the corresponding Cash Account. Company
     Securities so acquired shall be credited to the Stock
     Account. Alternatively, the fiduciary may sell any such rights, warrants or options for the benefit of the Cash
     Account corresponding to the Stock Account.

               (h) A Participant shall have no right to request, direct or demand that the Trust exercise on his or her behalf rights to purchase shares of Company Securities or other securities of the Company.

               2.18.  Valuation of Company Securities.

               (a) To the extent that a Participant's Account is invested in the Company Stock Fund and that Fund is being administered under the special rules set forth in Paragraph 2.16, the Account shall include the Company Securities credited to its Stock Account within the Fund at the time in question. The Stock Account shall be worth the fair market value of the Company Securities credited to it. To the extent that Company Securities in a Stock Account are to be distributed or withdrawn in cash, their value shall be determined based on the mean trading price based on the average of the quoted closing prices of the Company

     Securities credited to the Account on the twenty (20) consecutive trading days immediately preceding the date of valuation provided the security is in fact traded for at least ten (10) days of such twenty (20) day period. For purposes of fixing the valuation of Company Securities which are neither traded on a national securities exchange nor quoted on any system sponsored by a national securities association for at least ten (10) of the twenty (20) consecutive trading days preceding the date of valuation, the contribution shall be valued at its fair market value as determined in good faith and in accordance with Treasury Regulations. For purposes of a distribution, the valuation shall be made by the Trustee as of the Valuation Date on which the distribution is effective, or as of such other date specified by the Advisory Committee under a reasonable method consistently applied. For purposes of determining the value of Company Securities contributed in kind, the value shall be as determined above.

               (b) If the special rules of Paragraph 2.16 do not apply and an in-kind distribution of Company Securities is to be made, the amount to be distributed shall be determined by dividing the value of the Participant's Account in the Company Stock Fund, by the mean trading price of the Company Securities to be distributed as determined under subparagraph (a) above.

               (c) For purposes of informing Participants of the Plan's basis in Company Securities distributed in kind, the Trustee shall keep records of the Plan's basis in Company
     Securities in accordance with Treasury Regulation (Section Mark)
      1.402(a)-1(b)(2).

               2.19. Voting of Company Securities. Company Securities contributed to the Plan are non-voting except when the Company's certificate of incorporation is to be amended in a manner affecting the capitalization of the Company. When such an amendment is to be voted on, Company Securities in the Company Stock Fund shall be voted by the Trustee in accordance with the following procedure:

               (a) As soon as practicable following the record date for voting at any meeting of the shareholders of Company Securities, the Advisory Committee shall furnish each Participant with an appropriate form whereby he or she may instruct the Trustee as to the manner in which the Trustee is to vote the number of full shares (if any) of Company Securities in his or her Account as of the end of the last Plan Year quarter preceding the record date. If the management of the Company is soliciting proxies in connection with any such meeting, a copy of management's proxy soliciting materials shall be furnished to the

     Participant at the same time. The Trustee shall vote shares in the manner instructed by the Participant.

               (b) If instructions are not received from a Participant by the tenth day prior to the date of the meeting, the Trustee shall vote the Participant's shares in whatever manner the Trustee deems appropriate, or may give its proxy thereon as so solicited. The Trustee in like manner shall exercise the voting rights of all shares of Company Securities in the Company Stock Fund's unallocated Stock Account as of the end of the last Plan Year quarter, together with all fractional shares of Company Securities credited to Participants' Accounts.

               (c) Special voting rules shall apply if an acquisition offer is made for Company Securities. An "acquisition offer" shall be an offer subject to (Section Mark) 14(d) of the Securities Exchange Act of 1934 made by any person or group to acquire all or part of the outstanding Company
     Securities, including Company Securities held in the Plan.
     Upon an acquisition offer, each Participant shall be entitled to direct the Trustee (on a form to be prescribed by the Advisory Committee) to tender all or part of the shares of Company Securities in his or her Account as of the end of the last Plan Year quarter preceding the date the acquisition offer was made. If the Trustee receives such an instruction by a deadline determined by the Trustee and communicated to Participants, the Trustee shall tender the Participant's Company Securities in accordance with his or her instructions. Any Company Securities as to which the Trustee does not receive instructions before the deadline shall not be tendered by the Trustee. The Trustee shall obtain and distribute to each Participant all appropriate materials pertaining to the acquisition offer, including the statement of the position of the Company with respect to the offer issued pursuant to Regulation 14e-2 of the Securities Exchange Act of 1934, as soon as practicable after such materials are issued. (If the Company fails to issue such a statement within five (5) business days after the commencement of the offer, the Trustee shall distribute the acquisition offer materials to each Participant without the Company statement but shall distribute the Company statement separately, as soon as practicable after it is issued.)

               2.20. Withdrawals. Effective January 1, 1992, subject to approval by the Internal Revenue Service, notwithstanding anything herein to the contrary, with respect to withdrawals of Company Securities from the Company Stock Fund (including an intra-plan transfer between the Company Stock Fund and another fund of the Plan), by Participants subject to the restrictions of
Section 16(b) of the Securities Exchange Act of 1934, such
Participants must thereafter cease further purchases in the

Company Stock Fund for six months; provided, however, that extraordinary distributions of all of the Company Securities held by the Plan and the distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Code or ERISA, or the rules thereunder, shall not be subject to the above provision restricting distributions. Any Participant who is subject to the restrictions of Section 16(b) of the Securities Exchange Act of 1934 who ceases participation in the Company Stock Fund may not participate again for at least six months.

               2.21. Limitations of the Securities Exchange Act of 1934. Notwithstanding any contrary provision herein, effective January 1, 1992, subject to approval by the Internal Revenue Service, the Plan shall be interpreted consistent with the limitations imposed on insiders by the Securities Exchange Act of 1934, as amended, and the Advisory Committee is authorized to establish such rules and procedures, including imposing limitations on insiders, as it determines are necessary to comply with the requirements of the Securities Exchange Act of 1934, as amended.

                           ARTICLE III

                  Eligibility and Participation

               3.1. Eligibility. An Associate shall be eligible to participate in the Plan as of the first Entry Date coinciding with or following the date on which the person attains twenty-one
(21) years of age and completes one thousand (1,000) Hours of Service during a twelve (12) consecutive month period commencing on the day he or she first performs an Hour of Service for the Company. Each successive twelve (12) month period shall begin on the Anniversary Date following the date the Associate first completes an Hour of Service. For eligibility purposes only, an Associate shall not be credited with a Year of Service until the end of the twelve (12) consecutive month period in which the Associate first completes one thousand (1,000) Hours of Service.
No one shall become a Participant prior to the original adoption date of the Plan. A rehired Associate whose prior Employment terminated after he or she met all eligibility requirements shall become a Participant on the first Entry Date following or coinciding with the date he or she regains his or her status as an Associate.

               3.2. Authorized Leave of Absence. For purposes of determining the period of employment of any Participant, a Participant shall be deemed to be actively employed with the Company during periods covered by an Authorized Leave of Absence, with or without pay. No more than 501 Hours of Service shall be credited on behalf of a Participant during an Authorized Leave of Absence except if otherwise provided by law. Absence from work for the following reasons shall constitute an Authorized Leave of
Absence:

               (a) Illness or accident;

               (b) A leave of absence authorized by the Company, under the Company's standard personnel practices (as from time to time amended), provided that the terms thereof shall be applied uniformly to all Participants similarly situated, and, provided, further, that the Participant returns to service after the end of the Authorized Leave of Absence.

               (c) During a period of national emergency or as required by the Selective Service Act of 1948 or a subsequent act of like intent or purpose requiring service with the armed forces, the government of the United States, the Coast Guard, or Public Health Service, provided the Associate returns to the service of the Company within ninety (90) days after completion of service as described above, or such longer period during which the Associate's employment rights are protected by law.

               Notwithstanding any of the above provisions, an Associate who is not a Participant of the Plan at the time such Authorized Leave of Absence commences, shall not become eligible to participate in the Plan until he or she returns to active employment with the Company.

               3.3. Maternity or Paternity Leave. During a maternity or paternity leave of absence, no more than 501 Hours of Service shall be credited on behalf of a Participant, and shall be credited solely to prevent a Break in Service. With regard to a maternity or paternity leave of absence, the following special provisions shall apply:

               (a) An Associate shall be deemed to be on a maternity or paternity leave of absence if he or she is absent from work for any period because of the Associate's pregnancy, the birth of a child of the Associate, or the placement of a child with the Associate in connection with the adoption of the child by the Associate, or for purposes of caring for the child for the period immediately following the child's birth or placement.

               (b) An Associate shall be credited with the number of Hours of Service which would otherwise normally have been credited to him or her but for such absence, or, if such Hours of Service cannot be determined, the Associate will be credited with eight (8) Hours of Service per day for the duration of the absence; provided, however, the total number of Hours of Service credited to the Associate by reason of such pregnancy, birth or placement shall not exceed 501 hours.

               (c) Hours of Service credited as a result of maternity or paternity leave shall be credited in the computation period in which the absence from work begins, if solely because such Hours of Service are credited, the Associate would be prevented from incurring a Break in Service in such period; and in all other cases, such Hours of Service shall be credited in the immediately following computation period.

               (d) No credit will be given for a maternity or paternity leave of absence unless the Associate furnishes the Advisory Committee whatever timely information it may require to establish that the absence from work is for one of the reasons described in subparagraph (a) above, as well as whatever timely information is necessary to establish the number of days of the absence.

               3.4.  Status During Leave of Absence.  If a
Participant is on an Authorized Leave of Absence, he or she shall continue to remain a Participant; however, no Company Contributions or provisional forfeitures shall be allocated to the credit of the Participant's Account, except upon the basis of such Compensation as the Participant may receive from the Company during the Authorized Leave of Absence. If the Participant does not return to the employ of the Company on or prior to the expiration of the Authorized Leave of Absence, it shall be conclusively presumed that his or her employment was terminated as of the date of the expiration of such Authorized Leave of Absence. If, however, the death of such Participant occurs prior to the expiration of such Authorized Leave of Absence, the Participant shall be entitled to the death benefit provided in Paragraph 7.4.

               3.5. Voluntary Participation. Notwithstanding the positive statements as to eligibility herein made, participation in the Plan shall be entirely voluntary on the part of each Associate. The voluntary acceptance of the right to become a Participant shall be evidenced conclusively by the signature of the Associate on an application to become a Participant. If an eligible Associate fails or refuses for any reason to participate in the Plan, the Associate shall not thereby acquire, obtain, or be vested with any rights to retirement pay, death benefits, disability benefits, or severance pay from the Company, either directly or indirectly, that may otherwise be provided by the terms of the Plan.

               3.6. Determination as to Eligibility. Any question as to the eligibility of any Associate hereunder shall be determined by the Advisory Committee in accordance with the terms hereof, and such determination shall be final and conclusive for all purposes. The Advisory Committee shall determine the eligibility of Participants in accordance with the provisions of this Plan and from the books and records of the Company, or from such other information or evidence as it may deem sufficient, and shall provide notice to each Associate when he or she has become eligible to participate hereunder.

               3.7. Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of determining the number or identity of Highly Compensated Associates, and for purposes of the requirements of (Section Mark) 414(n)(3) of the Code, the Associates of the Company shall include individuals defined as Associates in Paragraph 1.11 of the Plan. A "leased employee" within the meaning of (Section Mark) 414(n)(2) of the Code, shall not become a Participant of the Plan.

               3.8.  Years of Service for Eligibility Purposes.

               (a) In the case of a Participant who does not have any nonforfeitable right to the Account Balance derived from Company Contributions, Years of Service before a period of consecutive Breaks in Service will not be taken into account in computing Years of Service for eligibility if the number of consecutive one-year Breaks in Service in such period equals or exceeds the greater of five (5) or the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.
                (b) If a Participant's Years of Service are disregarded pursuant to the preceding subparagraph, such Participant will be treated as a new Associate for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding subparagraph, such Participant shall continue to participate in the Plan or, if terminated, shall participate immediately upon reemployment.

               3.9. Participation Upon Return to Eligible Class. In the event a Participant is no longer a member of an eligible class of Associates and becomes ineligible to participate but has not incurred a Break in Service, such Associate will participate immediately upon returning to an eligible class of Associates.
If such Associate incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan. In the event an Associate who is not a member of an eligible class of Associates becomes a member of an eligible class, such Associate will participate immediately if such Associate has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

                           ARTICLE IV

               Company and Associate Contributions

               4.1. Plan Contributions. For each Taxable Year of the Company during the continuance of this Plan, the Company shall contribute to the Trust, the amount of Tax Deferred Contributions required pursuant to Paragraph 4.2, the amount of Fail-Safe Contributions required pursuant to Paragraph 4.3, the amount of Matching Contributions as determined pursuant to Paragraph 4.4, and any Profit Sharing Contributions as determined pursuant to Paragraph 4.5.

               4.2. Tax Deferred Contributions. Subject to the limitations established by this Article or Plan Rules, and further subject to the limitations set forth in Paragraph 11.1(b) regarding the safe-harbor hardship distribution requirements of Treasury Regulation Section 1.401(k)-1(d)(2)(iii)(B), each Participant may elect to make a Deferral from one percent (1%) to twenty percent (20%) of his or her Compensation (if the Entry Date of a Participant is July 1 during the Plan Year, his or her Compensation will be calculated from July 1 to December 31) for the Plan Year, subject to the limitations of Paragraphs 5.10 and
5.16. The Company shall contribute the Tax Deferred Contribution of each Participant to the Participant's Deferred Income Account. If the Plan meets the requirements of Paragraph 5.10, the Advisory Committee may increase by a uniform percentage the amount of each Participant's Compensation subject to Deferral.

               A Tax Deferred Contribution will not be valid unless a Tax Deferred Contribution Form is completed and delivered to the Advisory Committee in a satisfactory manner. Except when specifically allowed otherwise by the Advisory Committee, Tax Deferred Contributions will be made by pro rata payroll deductions, and must be made in whole percentages. A Participant may change his or her Tax Deferred Contribution percentage twice a year, at least fifteen (15) days prior to the Entry Date of the Plan on which the new election will be effective. A Participant may elect to stop completely Tax Deferred Contributions as of any payroll period, by giving sufficient notice as shall be determined by the Advisory Committee. If a Participant elects to terminate his or her Tax Deferred Contributions, he or she cannot resume making Tax Deferred Contributions until the Entry Date next following a lapse of six (6) months. Provided, however, the Advisory Committee may allow such a Participant to resume making
Tax Deferred Contributions at any time if necessary to meet the requirements of Paragraph 5.10.

               Notwithstanding any provision in the Plan to the contrary: (a) a Participant shall not be allowed to make Tax Deferred Contributions to the extent the election will cause the Plan to exceed the maximum amount allowable as a deduction to the

Company pursuant to (Section Mark) 404 of the Code; (b)

pursuant to (Section Mark) 402(g) of the Code,

for Plan Years beginning on or after January 1, 1987, a Participant shall not be permitted to make Tax Deferred Contributions to this Plan during any calendar year in excess of $7,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury, and any election for such an "Excess Tax Deferred Contribution" shall be invalid and the directed deferrals shall not be made.

               4.3. Fail-Safe Contributions. If the rate of Deferrals made by Participants who are Highly Compensated Associates would be excessive, the C.E.O. in his or her discretion may direct the Company to make a fully vested "Fail-Safe" Contribution for Participants, who are not Highly Compensated Associates, to be allocated among their Deferred Income Accounts in proportion to their Compensation for the Plan Year, except as follows:

               (a) The Fail-Safe Contribution may be allocated among specific Participants designated by the Advisory Committee, so long as such Participants are Non-Highly Compensated
     Associates.

               (b) The maximum amount allocated under this Paragraph to any Participant shall be limited so as to preclude the Participant's Deferral Percentage, from exceeding the Deferral limits contained in Paragraph 4.2.

               (c) As determined by the Advisory Committee, effective January 1, 1992, the Fail-Safe Contribution may be allocated beginning with the Nonhighly Compensated Associate who has the smallest Actual Deferral Percentage and allocating a contribution until the Actual Deferral Percentage equals that of the Nonhighly Compensated Associate with the next
     lowest Actual Deferral Percentage.  The Fail Safe
     Contribution, and the allocation thereof, shall be the
     minimum amount necessary to satisfy the appropriate test set forth in Paragraph 5.10. If two or more Nonhighly
     Compensated Associates have identical Actual Deferral Percentages, their Actual Deferral Percentages shall be increased pro rata until the percentages equal those of the Nonhighly Compensated Associates with the next smallest
     Actual Deferral Percentage (or the test in Paragraph  5.10 is otherwise satisfied).

               4.4. Matching Contributions. The C.E.O. in his or her discretion may direct that the Company make a Matching Contribution on behalf of Participants who have made Tax Deferred Contributions for a Plan Year. The Matching Contribution shall be limited to a specified percentage of the Tax Deferred Contributions made by a Participant, and may be made in the form of Company Securities, or cash used to purchase such Company

Securities. Matching Contributions shall be allocated to the Matching Contribution Account of Participants as provided in Paragraph 5.1 and shall vest in accordance with the vesting schedule set forth in Paragraph 7.2.


              4.5. Profit Sharing Contributions. The C.E.O. in his or her discretion may direct that the Company make a Profit
Sharing Contribution for a Plan Year without regard to current or accumulated earnings or profits. Notwithstanding the foregoing the Plan shall continue to be designated a profit sharing plan for purposes of (Section Mark) 401(a), 402, 412 and 417 of the Code. The Profit Sharing Contribution shall be allocated to the Profit
Sharing Contribution Accounts of Contribution Participants, based on the ratio that each Participant's Compensation (if the Entry
Date of a Participant is July 1 during the Plan Year, his or her Compensation will be calculated from July 1 to December 31) bears to the aggregate Compensation of all Participants, and shall vest in accordance with the vesting schedule set forth in Paragraph
7.2.

               4.6.  Rollovers of Retirement Benefits.  If an
Associate receives a lump sum distribution as defined by (Section Mark)
 402(e)(4)(A) of the Code, or a qualified total distribution as defined by (Section Mark) 402(a)(5)(E)(i), the maximum amount of which constitutes the balance to the credit of the Associate in the qualified plan reduced by nondeductible employee contributions
(other than accumulated deductible employee contributions within the meaning of (Section Mark) 72(o)(5) of the Code), and if the distribution qualifies for tax-free rollover treatment within the meaning of (Section Mark)
 402 or 403 of the Code, then the distribution may be rolled over into this Plan, subject to the approval of the Advisory
Committee, in whole or in part, either directly from such other qualified plan, or by the Associate individually, or through the medium of a conduit individual retirement account or individual retirement annuity, subject to the following requirements and limitations:

               (a) Any rollover of a distribution from a prior qualified plan into this Plan must occur within sixty (60) days after the Associate receives the distribution from the qualified plan.

               (b) If a conduit individual retirement account or individual retirement annuity is used, no amount in the individual retirement account or individual retirement annuity may be attributable to a source other than a qualified total distribution or a lump sum distribution from a qualified plan.

               (c) A rollover to this Plan will not be allowed if the Associate was a five percent (5%) owner, as defined in

     (Section Mark) 416(i)(1)(B) of the Code, at the time of the distribution, as defined in (Section Mark) 402(a)(5)(E)(ii) of the Code. An Associate requesting that a rollover be made to this Plan must furnish the Advisory Committee sufficient information, including any information that the Advisory Committee requests, to determine whether the rollover would violate any provision of the Code or this Plan.

               The Advisory Committee shall establish a fully vested "Rollover Account" for each Participant electing to make a rollover contribution, to which shall be credited such rollover contribution and the Increment or Decrement. If a Rollover
Account is for an Associate who is not otherwise a Participant, the individual shall be considered a Participant with respect to his or her Rollover Account, but for no other Plan purpose until the Associate becomes a Participant. Rollover Accounts shall be distributed at the same time the Participant is otherwise entitled to receive a distribution (no in-service distribution of Rollover Accounts shall be made).

               4.7.  Trustee-to-Trustee Transfers.

               (a) If an Associate is or was previously a participant of another plan qualified under (Section Mark) 401(a) of the Code, including another qualified plan of the Company, the Trustee shall be authorized to accept the balance to the credit of the Associate in the other qualified plan if transferred by the trustee of such other plan upon the following conditions:

              (i) the trustee of the other plan is authorized to distribute the balance to the credit of the Participant in the other plan; and

              (ii) for record-keeping and accounting purposes, the transferred account of the Participant shall be separately accounted for; and

             (iii) the balance to the credit of the Participant transferred to this Plan shall not in any way reduce any obligations of the Company under this Plan; and

              (iv) in no event will transfers be accepted which are in the form a life annuity or are subject to (Section Mark) 412 of the Code.

               (b) The Advisory Committee may direct the Trustee to transfer in a direct trustee-to-trustee transfer the balance to the credit of a Participant to the trustee of another qualified plan, if the trustee of the other plan is authorized to accept such a transfer.

               4.8.  Payment of Contributions.  Tax Deferred
Contributions made by payroll deduction shall be paid to the Trustee by the Company by the close of the calendar month following the month of the Deferral. No Tax Deferred
Contributions shall be paid by the Company to the Trustee later than thirty (30) days after the last day of the Plan Year.
Company Contributions shall be paid by the Company to the Trustee for any Plan Year no later than two and one-half (21/2) months after the Adjustment Date, or such later date as may be prescribed in regulations under (Section Mark) 412(c)(1) of the Code.


               4.9. Form of Contribution. The contribution made by the Company for each Plan Year which is made on account of a Participant's Tax Deferred Contribution election shall be made in cash. The Company's Fail Safe, Matching and/or Profit Sharing Contributions for each Plan Year shall be paid to the Trust in cash, Company Securities or other securities of the Company, as determined pursuant to the provisions of this Plan.

               4.10.  Exclusive Benefit of Associates.  All
contributions made pursuant to the Plan shall be held by the Trustee in accordance with the terms of this Agreement for the exclusive benefit of those Associates who are Participants of the Plan, including former Associates, and their Beneficiaries, and shall be applied to provide benefits under the Plan and to pay the expenses of the administration of the Plan and the Trust to the extent that such expenses are not otherwise paid by the Company. At no time prior to the satisfaction of all liabilities with respect to such Associates and their Beneficiaries shall any part of the Trust Fund (other than such part as may be required to pay administration expenses and taxes) be used for, or diverted to, purposes other than for the exclusive benefit of such Associates and their Beneficiaries. However, without regard to the provisions of this Paragraph 4.10:

               (a) Because all contributions under the Plan are conditioned on the qualification of the Plan under

     (Section Mark)(Section Mark) 401(a) and 401(k)

     of the Code and are further conditioned on the requalification of the Plan as amended, provided the amendment is submitted to the Internal Revenue Service within one year of its adoption, if the Plan does not so qualify or requalify, the Trustee, upon written request of the Company, shall return to the Company the amount of the Company Contributions and any Increment or Decrement thereon within one (1) calendar year after the date that qualification or requalification of the Plan is denied;

               (b) Because all contributions are conditioned upon the deductibility of the contributions under (Section Mark) 404 of the Code, then, to the extent a deduction is disallowed, the Trustee, upon written request of the Company, shall return the contribution (to the extent disallowed) and any increment thereon to the Company within one (1) year after the date the deduction is disallowed; and

               (c) If a contribution or any portion thereof is made by the Company because of a mistake of fact, the Trustee, upon written request of the Company, shall return the contribution to the Company without interest or other increment. The return of all or the applicable portion of the contribution shall be made not later than one (1) year after said contribution is made or after it finally shall be determined that it was made because of a mistake of fact, as the case may be. The amount to be returned shall reflect Trust net losses, if any, following said contribution, and shall be limited to the extent necessary to avoid a reduction of the Account Balance of any Participant to an amount smaller than what the Account Balance would have been if such contribution (to the extent made by mistake of fact or otherwise determined to be nondeductible) had not been made.

                            ARTICLE V

           Allocations and Limitations on Allocations

               5.1. Establishment of Accounts. The Advisory Committee shall establish and maintain for purposes of administering the Plan separate accounts for the various types of contributions made to the Plan. The Accounts will be in the name of each Participant and separate records shall be kept as to all transactions affecting the respective accounts. The Increment or Decrement attributable to the contributions and withdrawals therefrom shall be credited or debited respectively from each Account. The respective accounts need not be segregated and held by the Trustee as a separate fund but may be held as a commingled Trust Fund together with the other funds of the Plan. The Advisory Committee, in its discretion, may charge any Account for part or all of its proportionate part, according to its value, of the expenses incurred in investing the Trust Fund and in the administration of the Plan. Each Participant's Account shall consist of his or her Deferred Income Account, Company Contribution Account, Rollover Account, and Transfer Account, as follows:

               (a) The amount of Tax Deferred Contributions, as determined pursuant to Paragraph 4.2, and Fail-Safe Contributions as determined pursuant to Paragraph 4.3, shall be allocated as of each Valuation Date to the "Deferred Income Account," and shall be fully vested at all times, and credited with the Increment or Decrement thereon.

               (b) The amount of Discretionary Contributions, as determined pursuant to Paragraphs 4.4 and 4.5 shall be allocated as of the Adjustment Date, unless otherwise provided, to the "Company Contribution Account," and shall be credited with the Increment or Decrement thereon. Discretionary Contributions shall be respectively allocated as follows:

               (i) The Matching Contribution for each Plan Year as determined pursuant to Paragraph 4.4, shall be allocated only to those Participants who made Tax Deferred Contributions during the Plan Year and who are Associates on the Adjustment Date and who completed one thousand (1,000) Hours of Service during such Plan Year, or who terminated employment during the Plan Year on account of death or Retirement. Matching Contributions shall vest in accordance with the applicable vesting schedule set forth in Paragraph 7.2.

              (ii) The amount of Profit Sharing Contributions as determined pursuant to Paragraph 4.5, shall be allocated as of the Adjustment Date to the "Company

          Contribution Account" and shall be credited with contributions and the Increment or Decrement thereon. Profit Sharing Contributions shall vest in accordance with the applicable vesting schedule set forth in Paragraph 7.2. The Company's Profit Sharing Contribution for each Plan Year shall be allocated among the Participants of the Plan who are Associates on the Adjustment Date and who completed one thousand (1,000) Hours of Service during such Plan Year, or who terminated employment during the Plan Year on account of death or Retirement.

               Notwithstanding anything herein to the contrary, for Plan Years beginning on or after January 1, 1990, if the Plan fails to meet the requirements of (Section Mark)(Section Mark)

     401(a)(26), 410(b)(1) or 410(b)(2)(A)(i) of the Code and the Regulations thereunder because Discretionary Contributions made in accordance with Paragraphs 5.1(b)(i) and (ii) above have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then each Participant, other than those Participants who terminate employment during the Plan Year prior to completion of at least 501 Hours of Service, shall be entitled to receive an allocation of such Discretionary Contributions for that Plan Year to the extent necessary to satisfy the requirements of the Code.

               Nothing in this Section shall permit the reduction of a Participant's Account Balance. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Company shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code
     (Section Mark) 404. Any adjustment to the allocations pursuant to this Paragraph 5.1(b) shall be considered a retroactive amendment adopted by the last day of the Plan Year.

               (c) The amount of Rollovers made by a Participant, as determined by Paragraph 4.6, shall be allocated as of the Adjustment Date to the "Rollover Account." These amounts shall be fully vested at all times and shall be credited with the Increment or Decrement thereon.

               (d) The amount of Transfers to the Plan as determined pursuant to Paragraphs 4.7, shall be allocated as of the Adjustment Date to the "Transfer Account," and shall be credited with the Increment or Decrement thereon.

               5.2. Account Allocations. The Increment or Decrement for each of the above Accounts shall be allocated in the following manner:

               (a) The Increment or Decrement of the   Investment
     Fund shall be determined by the Trustee as of the Valuation Date as follows: (i) the fair market value of the
     Investment Fund on the current   Valuation Date, minus (ii)
     the fair market value of the Investment Fund on the preceding Valuation Date, minus (iii) all contributions paid
     to the   Investment Fund from the preceding valuation Date
     to the current Valuation Date, plus (vi) all benefit payments made from the preceding Valuation Date through the current Valuation Date.

               (b) The Increment or Decrement of the   Investment
     Fund for the period as so determined shall then be allocated as of the Valuation Date for such period in the proportion that each Participant's Account Balance in the Investment Fund as of the preceding Valuation Date (less any benefit payments or withdrawals made since such Valuation Date) bears to the total account balances in the Investment Fund of all Participants as of the preceding Valuation Date (less any benefit payments or withdrawals made since such Valuation Date).

               (c) The Trustee shall adjust each Participant's Account on each Valuation Date to reflect the effect of contributions and the effect of any income received or accrued, realized and unrealized profits and losses, expenses and all other transactions of the preceding period. These adjustments shall be reflected in a statement prepared as of the Valuation Date and furnished to each Participant by the Advisory Committee.

               (d) The determination of the Trustee as to the proportion of any contribution, or net increase or decrease in the value of an Investment Fund to be allocated among the Participants shall be conclusive.

               (e) An Account shall share in an Investment Fund's Increment or Decrement only to the extent the Account is invested in the Investment Fund. If the Company Stock Fund is accounted for under the special rules set forth in Paragraph 2.16, only the Cash Accounts within such Fund shall be revalued under this Paragraph, as more fully provided in Paragraph 2.16.

               5.3. No Interest in Specific Assets. The fact that an allocation shall be made and credited to the Account of a Participant shall not vest in such Participant any right, title, or interest in any specific assets except at the time or times, and upon the terms and conditions expressly set forth in the Plan.

               5.4. Forfeitures. Prior to being allocated to the Accounts of Participants in accordance with Paragraph 4.5, the amount of provisional forfeitures shall first be used to reinstate the nonvested Account Balance of Participants who have returned to employment or have been located after a forfeiture of their Account and who are entitled to reinstatement of their Account pursuant to Paragraphs 7.3 or 7.9.

               If a Participant is entitled to have his or her nonvested Account Balance reestablished, then at any given time, the vested interest in such reestablished account shall be determined in accordance with the following formula:

                   X = P [AB + (RxD)] - (RxD)

For purposes of the formula, P is the vested percentage at the time of the subsequent termination; AB is the total of the Account Balances at that time; D is the amount of the vested Account Balance previously distributed; and R is the ratio of the Account Balance at the time of the subsequent termination to the Account Balance remaining after the previous distribution.

               The amount required to make any reinstatement under Paragraphs 7.3 or 7.9 shall be provided first from the provisional forfeitures which occur during the Plan Year in which such reinstatement is required to be made. If the amount of reinstatements exceeds this amount, then the reinstatement shall be provided from among the following sources as the Advisory Committee shall determine in its discretion, using uniform principles consistently applied in a nondiscriminatory manner:

               (a) The Company Contributions for the Plan Year in which the reinstatement is required.

               (b) The net appreciation of the value of the Trust
     Fund for the Plan Year in which the reinstatement is required.

               (c) An additional contribution from the Company.

               5.5. Maximum Company Contributions. Notwithstanding any other provisions of the Plan, no annual contribution of the Company to the Trust shall exceed the lesser of the following amounts: (i) the greater of an amount equal to the maximum deduction allowable to the Company in such Taxable Year for Federal income tax purposes pursuant to (Section Mark) 404 of the Code or such maximum amount plus an amount in excess of such deductible amount if the excess was contributed pursuant to Paragraph 5.1(b); or
(ii) the maximum amount permitted to be contributed pursuant to the provisions of (Section Mark) 415 of the Code. For purposes of applying the limitations of (Section Mark) 415 of the Code, if the Company is a member of a group of Companies which constitutes an Affiliated Company, all Companies shall be considered a single Company.

               5.6.  Determination of Maximum Annual Addition.

               (a)The Maximum Annual Additions credited to a
     Participant's account for any Limitation Year shall not exceed the lesser of (i) the Defined Contribution Dollar
     Limitation as defined in Paragraph 1.26 of the Plan, or
     (ii) twenty-five percent (25%) of the Participant's compensation as defined by (Section Mark) 415(c)(3) of the Code for such Limitation Year. The compensation limitation referred to in
     (ii) above shall not apply to any contribution for medical benefits after separation from service, within the meaning of (Section Mark) 401(h) or 419A(f)(2) of the Code, which is otherwise treated as an Annual Addition; or any amount treated as an Annual Addition under (Section Mark) 415(l)(1) or

     (Section Mark) 419A(d)(2) of the Code.

               (b) For purposes of applying the limitations of this Paragraph 5.6, "compensation" shall be defined as provided in Treasury Regulations Section 1.415-2(d) and shall include
     (1) the Associate's wages, salaries and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in the Associate's gross income (including but not limited to, commissions paid salesman, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in (Section Mark) 1.62-2(c) of the Code), and excluding the following: (a) contributions made by the Company to a plan of deferred compensation to the extent that, before the application of the (Section Mark) 415 of the Code limitations to that plan, the contributions are not includable in the gross income of the Associate for the taxable year in which contributed; (b) Company contributions made on behalf of an Associate to a simplified employee pension plan described in (Section Mark) 408(k) of the Code; (c) any distributions from a plan of deferred compensation; (2) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Associate either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (d) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (e) other amounts which received special tax benefits, or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in (Section Mark) 402(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Associate).

               (c)Prior to the determination of a Participant's actual Code (Section Mark) 415(c)(3) compensation for a Limitation Year, the Maximum Annual Addition may be determined on the basis of the Participant's estimated annual compensation for such Limitation Year. Such estimated annual compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any
     Company Contribution (including allocation of forfeitures) based on estimated annual compensation shall be reduced by any excess amounts carried over from prior years.

               (d)As soon as is administratively feasible after the end of the Limitation Year, the Maximum Annual Addition for such Limitation Year shall be determined on the basis of the Participant's actual Code (Section Mark) 415(c)(3) compensation for such Limitation Year.

               (e) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Company or a welfare benefit fund, as defined in (Section Mark)
      419(e) of the Code, maintained by the Company, or an individual medical account, as defined in (Section Mark) 415(l)(2) of the Code, maintained by the Company, which provides an Annual
     Addition as defined in Paragraph 1.10, the amount of Annual
     Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Company Contribution that would otherwise be contributed or allocated to the Participant's
     Account would cause the Annual Additions for the Limitation
     Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual
     Additions for the Limitation Year will equal the maximum permissible amount, as provided in Paragraph 5.9.

               5.7. Rules Relating to Company Which Maintains One or More Qualified Defined Contribution Plans in Addition to this
Plan.

               (a) This Paragraph 5.7 applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Company, a welfare benefit fund, as defined in (Section Mark) 419(e) of the Code, maintained by the Company, or an individual medical account, as defined in (Section Mark) 415(1)(2) of the Code, maintained by the Company, which provides an Annual Addition as defined in Paragraph 1.10, during any Limitation Year. The Annual
     Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount reduced by the Annual
     Additions credited to a Participant's Account under the other plans and welfare benefit funds for the same
     Limitation Year. To the extent allowed by the Code, if the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate when added to the contributions under this Plan are equal to or greater than the maximum permissible amount, the Annual Additions with respect to the other plans and funds shall be first reduced, and only if the Annual
     Additions with respect to the other plans and funds cannot be reduced shall any amount contributed or allocated to the Participant's Account under this Plan for the Limitation
     Year be reduced.

               (b)  Prior to determining the Participant's actual
     Compensation for the Limitation Year, the Company may determine the maximum permissible amount for a Participant in the manner described in subparagraph 5.6(b).

               (c) As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation
     Year.

               (d) If, pursuant to subparagraph 5.7(c) above, or as a result of the allocation of forfeitures, a Participant's
     Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual date of allocation.

               (e) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

                         (i) the total excess amount allocated as of such date, times

                         (ii) the ratio of the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans.

               (f) Any excess amount attributed to this Plan will be disposed in the manner described in Paragraph 5.9.

               5.8. Aggregation With Defined Benefit Plan. The following limitations shall apply if the Company maintains one or more qualified defined benefit plans in addition to this Plan:

               (a) If the Company shall maintain one or more defined benefit plans (as defined in (Section Mark) 414(j) of the Code) in addition to this Plan, then in addition to the limitations contained in this Article V, the sum of the Defined Benefit
     Plan Fraction and the Defined Contribution Plan Fraction on behalf of each Plan Participant for any Plan Year, computed as of the close of the Plan Year, shall not exceed 1.0.

               (b) Anything in this Paragraph 5.8 to the contrary notwithstanding, if for any Plan Limitation Year the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction, as determined by using the
     formulae hereinafter set forth in subparagraph   5.8(d)
     shall exceed 1.0, the numerator of the Defined Contribution Plan Fraction shall be decreased to the extent necessary to reduce the sum of said fractions to 1.0.

               (c) If a Participant's allocation must be reduced by reason of this Paragraph 5.8, the reduction shall be made in this Plan and shall be effected in the manner provided for by Paragraph 5.9.

               (d) For purposes of determining the limitations of subparagraph 5.8(a), the following terms shall have the meanings hereinafter set forth:

               (i) The "Defined Benefit Plan Fraction" is a fraction, the numerator of which is the Participant's projected normal retirement benefits under all of the defined benefit plans (whether or not terminated) maintained by the Company payable in the form of a straight life annuity and expressed as an annual benefit (determined as of the close of the Plan Year), and the denominator of which is the lesser of:

                      (A) The product of 1.25 times the dollar
               limitation determined for the Limitation Year under (Section Mark)(Section Mark) 415(b) and (d) of the Code for such Plan Year, or

                       (B) The product of 1.4 times 100% of the
               Participant's Compensation for the three (3) consecutive Limitation Years during which he or she had the greatest compensation from the Company while an active Participant in the Plan, including any adjustments under (Section Mark) 415(b) of the Code.

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation
          Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Company which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of (Section Mark) 415 for all Limitation Years beginning before January 1, 1987.

                 (ii) The "Defined Contribution Plan Fraction" is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Company for the current and all prior Limitation Years (including the Annual
          Additions attributable to the Participant's nondeductible Associate Contributions to all defined benefit plans, whether or not terminated, maintained by the Company, and the Annual Additions attributable to all welfare benefit funds, as defined in (Section Mark) 419(e) of the Code, and individual medical accounts, as defined in (Section Mark) 415(1)(2) of the Code, maintained by the Company), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior
          Limitation Years of Service with the Company
          (regardless of whether a defined contribution plan was maintained by the Company). The maximum aggregate amount in any Limitation Year is the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the Company:

                       (A)  The product of 1.25 times the dollar
               limitation in effect under (Section Mark)(Section Mark)

               415(b) and (d) of the Code in effect under

               (Section Mark) 415(c)(1)(A) of the
               Code for such Plan Year, or

                       (B) Thirty-five percent (35%) of the
               Participant's Compensation for such Plan Year.

                         The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Associate contributions as Annual Additions.

                         If the Associate was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Company which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed
          1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the (Section Mark) 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

               (e) For purposes of applying the limitations of subparagraph 5.8(a) all defined benefit plans of the Company shall be considered as a single plan, and all defined contribution plans of the Company shall be considered as a single plan. If the Company maintains more than one defined benefit plan, (Section Mark) 415(b)(1)(B) of the Code (which limits the annual benefit to which a Participant is entitled to 100% of his average compensation for his highest three years) shall be applied separately with respect to each such plan; but in applying such limitation to the aggregate of such defined benefit plans, the highest three years of compensation taken into account shall be the period of consecutive Limitation Years (not to exceed three) during which an individual had the greatest aggregate compensation from the Company.

                5.9. Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating the annual Compensation of a Participant, or a reasonable error in determining the amount of elective deferrals (within the meaning of (Section Mark) 402(g)(3) of the Code) that may be made with respect to any individual within the limits of (Section Mark) 415 of the Code, the Annual Additions with respect to any Participant for any Plan Year would exceed the limitations set forth in the preceding paragraphs of this Article V, the excess amount shall be treated as follows:

               (a) First, Tax Deferred Contributions, if any, made by the Participant which would constitute an Annual Addition for the Plan Year shall be returned to the Participant.

               (b)Second, any remaining excess shall be reallocated to the other Participants proportionately on the basis that Profit Sharing Contributions are allocated to the Participants under the provisions of subparagraph 5.1(c) to the extent that such allocations do not cause the Annual Additions of any other Participant's account to exceed the limitations of this Article V.

               (c) To the extent that such allocation or reallocation of excess amounts causes the limitations of this Article V to be exceeded with respect to all Plan Participants for the Plan Year, then such amounts will be held unallocated in a Limitation Suspense Account, to be allocated in the next
     Plan Year(s) prior to the allocation of any amount that would constitute an Annual Addition, on the basis that Profit Sharing Contributions would be allocated pursuant to subparagraph 5.1(b)(ii) of the Plan.

               (d) If a Limitation Suspense Account is in existence at any time during a Limitation Year pursuant to this subparagraph 5.9(d), it will not participate in the allocation of the Trust's investment gains and losses. If a Limitation Suspense Account is in existence at any time during a particular Limitation Year, all amounts in the Limitation Suspense Account must be allocated and reallocated to Participants' Accounts before any Company Contributions may be made to the Plan for that Limitation
     Year. Excess amounts may not be distributed to Participants or former Participants. Upon termination of the Plan, any amount remaining in the Limitation Suspense Account which is unallocable shall revert to the Company.

               (e) Notwithstanding anything in this Paragraph 5.9 to the contrary, the Advisory Committee may distribute such excess amounts which are attributable to a Participant's Tax
     Deferred Contributions, provided such distribution will reduce the excess amounts in the Participant's account. Any amounts so distributed shall be disregarded for purposes of determining the maximum deferral under (Section Mark) 402(g), as well as for purposes of the Average Deferral Percentage test, as described in Paragraph 5.10.

               5.10 .  Limitations on Tax Deferred Contributions.

               (a) Tax Deferred contributions made to the Plan must satisfy one of the two following tests:

                    (i) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated
          Associates for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible

          Participants who are Nonhighly Compensated Associates for the Plan Year multiplied by 1.25; or

              (ii) The Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Associates for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Associates for the Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for Eligible Participants who are Highly Compensated Associates does not exceed the Average Actual Deferral Percentage for Eligible Participant who are Nonhighly Compensated Associates by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Associates.

               (b) For purposes of this Paragraph 5.10, the following definitions shall apply:

               (i) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage calculated to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of the Eligible
          Participants in a group.

              (ii) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage calculated to the nearest one-hundredth of one percent), of the sum of the Tax Deferred Contributions under the Plan on behalf of the Eligible Participant for the Plan Year, to the Eligible Participant's Total Compensation for the Plan Year; and the determination and treatment of the Actual Deferred Percentage shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

             (iii) "Eligible Participant" shall mean any Associate of the Company who is otherwise authorized under the terms of the Plan to have Tax Deferred
          Contributions allocated to his or her Account for the Plan Year.

              (iv) "Highly Compensated Associate" includes highly compensated active Associates and highly compensated former Associates.

               A highly compensated active Associate includes any Associate who performs service for the Company during the determination year and who, during the look-back year: (a) received compensation from the Company in excess of $75,000 (as adjusted pursuant to (Section Mark) 415(d) of the Code); (b) received compensation from the Company in excess of $50,000 (as adjusted pursuant to (Section Mark) 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Company and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under (Section Mark) 415(b)(1)(A) of the Code. The term "Highly Compensated Associate" also includes:
          (a) Associates who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Associate is one of the one hundred (100) Associates who received the most compensation from the Company during the determination year; and (b) Associates who are five percent (5%) owners at any time during the look-back year or determination year.

                          If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated
          Associate. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year.

                         A highly compensated former Associate includes any Associate who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active
          Associate for either the separation year or any determination year ending on or after the Associate's fifty-fifth (55th) birthday.

                         If an Associate is, during a determination year or look-back year, a Family Member as defined in Paragraph
          1.29, of either a five percent (5%) owner who is an active or former Associate or a Highly Compensated
          Associate who is one of the ten (10) most Highly
          Compensated Associates ranked on the basis of compensation paid by the Company during such year, then the Family Member and the five percent (5%) owner or top-ten Highly Compensated Associate shall be aggregated. In such case, the Family Member and five percent (5%) owner or top-ten Highly Compensated
          Associate shall be treated as a single Associate receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and five percent (5%) owner or top-ten Highly Compensated
          Associate.

               The determination of who is a Highly Compensated
          Associate, including the determinations of the number and identity of Associates in the top-paid group, the top one hundred (100) Associates, the number of Associates treated as officers and the compensation that is considered, will be made in accordance with (Section Mark)
           414(q) of the Code and the regulations thereunder.

               (v) "Family Member" shall mean an Associate of the Company who is a spouse, lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant of a Highly Compensated Associate who is a five percent (5%) owner of the Company, or one of the top ten (10) Highly Compensated Associate by pay.

              (vi) "Nonhighly Compensated Associate" shall mean an Associate of the Company who is neither a Highly
          Compensated Associate, nor a Family Member.

             (vii) "Total Compensation" shall mean compensation as defined by (Section Mark) 415(c)(3) of the Code, without regard to the reductions in compensation provided by

          (Section Mark)(Section Mark) 125,
          402(a)(8), 402(h)(1)(B) and 403(b) of the Code, which
          for Plan Years beginning on or after December 31, 1988, shall not exceed $200,000.00, adjusted pursuant to (Section Mark) 415(d) of the Code.

                5.11.  Special Rules for Tax Deferred Contributions.

               (a) For purposes of Paragraph  5.10 and  5.12 , the
     Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Associate for the Plan Year, and who is eligible to make Tax Deferred Contributions, under two
     (2) or more plans described in (Section Mark) 401(k) of the Code, that are maintained by Affiliated Companies, shall be determined as if any such Tax Deferred Contributions were made under a single plan. If a Highly Compensated Associate participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (b)  If this Plan satisfies the requirements of

     (Section Mark)(Section Mark) 401(k), 401(a)(4) or 410(b)

     of the Code only if aggregated with one or more other

     plans, or if one or more other plans satisfy the

     requirements of such sections of the

     Code only if aggregated with this Plan, then this Paragraph shall be applied by determining the Actual Deferral

     Percentage of Associates as if all such plans were a single plan.

               (c) The requirements of Paragraphs  5.10 and  5.12
     must be satisfied by aggregating Companies which are Affiliated Companies as defined in Paragraph 1.6, and Companies which are not Affiliated Companies may not be so aggregated.

               (d) For purposes of determining the Actual Deferral Percentage of an Eligible Participant who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Associates, the Tax Deferred Contributions and Total Compensation of such Participant shall include the Tax Deferred Contributions and Total Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Eligible Participants who are Nonhighly Compensated Associates and for Eligible Participants who are Highly Compensated Associates.

               (e) Pursuant to (Section Mark) 414(q)(9) of the Code, a former Associate or an Associate who performs only a de minimis amount of service will be considered a Highly Compensated
     Associate if such Associate or former Associate was a Highly
     Compensated Associate when such individual separated from service, or anytime after the individual attained age 55.

               5.12.  Excess Tax Deferred Contributions.

               (a) If the Average Actual Deferral Percentage for
     Eligible Participants who are Highly Compensated Associates
     does not meet any of the tests set forth in Paragraph
     5.11, the Advisory Committee, as soon as administratively
     possible after the end of the Plan Year, shall determine the amount of Tax Deferred Contributions which would have to be returned to the Highly Compensated Associates in order to
     meet the appropriate test set forth in Paragraph  5.10.
     Such amount as defined in (Section Mark) 401(k)(8)(B) of the Code shall be known as "Excess Contributions." The Excess
     Contributions shall be returned to Highly Compensated
     Associates beginning with the Highly Compensated Associates who have the largest Actual Deferral Percentages.  If two
     (2) or more Highly Compensated Associates have identical
     Actual Deferral Percentages, their Actual Deferral
     Percentages shall be reduced until they equal those of the next lowest Highly Compensated Associates, and then shall be reduced pro rata until the test set forth in Paragraph  5.10 is satisfied. If the Highly Compensated Associate is part of an aggregated family group, the Excess Contributions assigned to the family unit shall be allocated among the Family Members in proportion to the Elective Contribution of each Family Member that is combined to determine the Actual Deferral

     Percentage. The Advisory Committee shall direct the Trustee to return such Excess Contributions to the Highly Compensated Associates as soon as possible after such determination is made and if at all possible within two and one-half (2 1/2) months after the end of the Plan Year (so as to avoid a 10% excise tax on the Company), and in any event before the end of the Plan Year following the year of the Excess Contributions. Effective January 1, 1992, the Excess Contributions to be distributed to the Participants shall be adjusted for income or loss for the Plan Year pursuant to a reasonable method provided by the Advisory Committee, but no income or loss shall be allocated for the 'gap period' between the end of the Plan Year and the date of distribution.

               (b)  The determination and treatment of any Excess
     Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                5.13.  Limitations on Aggregate Contributions.

               (a) Matching Contributions made to the Plan must satisfy one of the two following tests:

                   (i) The Average Aggregate Contribution Percentage for Eligible Participants who are Highly Compensated Associates for the Plan Year shall not exceed the Average Aggregate Contribution Percentage for Eligible Participants who are Nonhighly Compensated Associates for the Plan Year multiplied by 1.25; or

              (ii) The Average Aggregate Contribution Percentage for Eligible Participants who are Highly Compensated Associates for the Plan Year shall not exceed the Average Aggregate Contribution Percentage for Eligible Participants who are Nonhighly Compensated Associates for the Plan Year multiplied by two (2), provided that the Average Aggregate Contribution Percentage for Eligible Participants who are Highly Compensated Associates does not exceed the Average Aggregate Contribution Percentage for Eligible Participants who are Nonhighly Compensated Associates by more than two
          (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Associates.

               (b) For purposes of this Paragraph 5.13, the following definitions shall apply:

                         (i)  "Aggregate Limit" shall mean the sum of
          (A) 125% of the greater of the Actual Deferral

          Percentage of the Nonhighly Compensated Associates under the Plan subject to (Section Mark) 401(m) of the Code for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and (B) the lesser of 200% or two plus the lesser of such Actual Deferral
          Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in (A) above, and "greater" is substituted for "lesser" after "two plus the" in (B) above if it would result in a larger
          Aggregate Limit.

               (ii) "Average Aggregate Contribution Percentage" shall mean the average (expressed as a percentage calculated to the nearest one-hundredth of one percent) of the Aggregate Contribution Percentages of the Eligible Participants in a group.

              (iii) "Aggregate Contribution Percentage" shall
          mean the ratio (expressed as a percentage   calculated
          to the nearest one-hundredth of one percent), of the Matching Contributions under the Plan on behalf of the Eligible Participant for the Plan Year, to the Eligible Participant's Total Compensation for the Plan Year; and the determination and treatment of the Aggregate Contribution Percentage shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (iv)  "Eligible Participant" shall mean any
          Associate of the Company who is otherwise authorized under the terms of the Plan to have Matching
          Contributions allocated to his or her Account for the Plan Year.

               (v) "Highly Compensated Associate" includes highly compensated active Associates and highly compensated former Associates.

                A highly compensated active Associate includes any Associate who performs service for the Company during the determination year and who, during the look-back year: (a) received compensation from the Company in excess of $75,000 (as adjusted pursuant to (Section Mark) 415(d) of the Code); (b) received compensation from the Company in excess of $50,000 (as adjusted pursuant to (Section Mark) 415(d) of the Code) and was a member of the top-aid group for such year; or (c) was an officer of the Company and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under (Section Mark) 415(b)(1)(A) of the Code. The term "Highly Compensated Associate" also includes:
          (a) Associates who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Associate is one of the one hundred (100) Associates who received the most compensation from the Company during the determination year; and (b) Associates who are five percent (5%) owners at any time during the look-back year or determination year.

                  If no officer has satisfied the compensation requirement of (c) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Associate. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve (12) month period immediately preceding the determination year.

                      A highly compensated former Associate includes any Associate who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Associate for either the separation year or any determination year ending on or after the Associate's fifty-fifth (55th) birthday.


                    If an Associate is, during a determination year or look-back year, a Family Member as defined in Paragraph 1.29, of either a five percent (5%) owner who is an active or former Associate or a Highly Compensated
          Associate who is one of the ten (10) most Highly
          Compensated Associates ranked on the basis of compensation paid by the Company during such year, then the Family Member and the five percent (5%) owner or top-ten Highly Compensated Associate shall be aggregated. In such case, the Family Member and five percent (5%) owner or top-ten Highly Compensated
          Associate shall be treated as a single Associate receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the Family Member and five percent (5%) owner or top-ten Highly Compensated
          Associate.

                  The determination of who is a Highly Compensated Associate, including the determinations of the number and identity of Associates in the top-paid group, the top one hundred (100) Associates, the number of Associates treated as officers and the compensation that is considered, will be made in accordance with

          (Section Mark) 414(q) of the Code and the regulations thereunder.

               (vi) "Family Member" shall mean an Associate of the Company who is a spouse, lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant of a Highly Compensated Associate who is a five percent (5%) owner of the Company, or one of the ten (10) most Highly Compensated Associates.

              (vii) "Nonhighly Compensated Associate" shall mean an Associate of the Company who is neither a Highly
          Compensated  Associate, nor a Family Member.

             (viii) "Total Compensation" shall mean compensation as defined by (Section Mark) 415(c)(3) of the Code, without regard to the reductions in compensation provided by

          (Section Mark)(Section Mark) 125,
          402(a)(8), 402(h)(1)(B) and 403(b) of the Code, which
          for Plan Years beginning on or after December 31, 1988, shall not exceed $200,000.00, adjusted pursuant to (Section Mark) 415(d) of the Code.

               5.14.  Special Rules for Aggregate Contributions.

               (a) If one or more Highly Compensated Associates participate in both a cash or deferred arrangement and a plan subject to the Actual Contribution Percentage test maintained by the Company and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of those Highly Compensated Associates subject to either or both tests exceeds the Aggregate Limit, then the Actual Contribution Percentage of those Highly Compensated Associates who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Associate whose Actual Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Associate's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and the Actual Contribution Percentage of the Highly Compensated Associates are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests. Multiple use does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Associates does not exceed 1.25 times the Actual Deferral Percentage and Actual Contribution Percentage of the Nonhighly Compensated Associates.

           (b)For purposes of Paragraphs  5.13 and   5.15, the
     Aggregate Contribution Percentage for any Eligible
     Participant who is a Highly Compensated Associate for the Plan Year, and who is eligible for Matching Contributions under this Plan, and Matching Contributions or Voluntary
     Contributions under another plan described in (Section Mark) 401(k) of the Code, that are maintained by Affiliated Companies, shall be determined as if any such Matching Contributions and Voluntary Contributions were made under a single plan. If a Highly Compensated Associate participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

               (c) The requirements of Paragraphs  5.13 and  5.15
     must be satisfied by aggregating Companies which are Affiliated Companies as defined in Paragraph 1.6, and Companies which are not Affiliated Companies may not be so aggregated.

               (d) For purposes of determining the Aggregate Contribution Percentage of an Eligible Participant who is a five percent (5%) owner or one of the ten (10) most Highly Compensated Associates, the Matching Contributions and Total Compensation of such Participant shall include the Matching Contributions and Total Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Aggregate Contribution Percentage for Eligible Participants who are Nonhighly Compensated Associates and for Eligible Participants who are Highly Compensated Associates.

               (e) Pursuant to (Section Mark) 414(q)(9) of the Code, a former Associate, or an Associate who performs only a de minimis amount of service will be considered a Highly Compensated
     Associate if such Associate or former Associate was a Highly
     Compensated Associate when such individual separated from service, or anytime after the individual attained age 55.

                5.15.  Excess Aggregate Contributions.

               (a) If the Average Aggregate Contribution Percentage for Eligible Participants who are Highly Compensated
     Associates does not meet any of the tests set forth in Paragraph 5.13, the Advisory Committee, as soon as administratively possible after the end of the Plan Year, shall determine the amount of Matching Contributions which would have to be returned to the Highly Compensated
     Associates in order to meet the appropriate test set forth in Paragraph 5.13. Such amount defined in (Section Mark) 401(m)(6)(B) of the Code shall be known as "Excess Aggregate
     Contributions." If the limit is exceeded, the Matching
     Contributions, and after-tax employee contributions, if any, including recharacterized contributions, shall be reduced, beginning with the Highly Compensated Associates who have the largest Aggregate Contribution Percentage. If two or more Highly Compensated Associates have identical Actual
     Contribution Percentages, their Actual Contribution
     Percentages shall be
     reduced until they equal those of the

     next lowest Highly Compensated Associate, and then shall be pro rata reduced until the test set forth in Paragraph 5.12 is satisfied. If the Highly Compensated Associate is part of an aggregated family group, the excess aggregate contributions assigned to the family unit shall be allocated among the Family Members in proportion to the contribution of each Family Member that is combined to determine the Actual Contribution Percentage. Excess Contributions and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of the Plan, or if not forfeited, distributed no later than the last day of the Plan
     Year following the Plan Year in which Excess Aggregate
     Contributions were made.

          (b)  The determination and treatment of any Excess
     Aggregate Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               5.16.  Excess Tax Deferred Contributions.

               (a) Notwithstanding any other provision of the Plan, Excess Tax Deferred Contributions, and income allocable thereto shall be distributed no later than the April 15 following the calendar year for which Excess Tax Deferred
     Contributions are claimed by a Participant.

               (b) For purposes of this Paragraph 5.16, "Excess Tax Deferred Contributions" shall mean the amount of Tax
     Deferred Contributions for a calendar year which the Participant allocates to this Plan pursuant to the claims procedure of subparagraph 5.16(c).

               (c) The Participant's claim shall be in writing; shall be submitted to the Advisory Committee no later than March 1 following the calendar year of the Excess Tax Deferred Contributions; shall specify the Participant's Excess Tax Deferred Contributions for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Tax Deferred Contributions when added to amounts deferred under other plans or arrangements described in

     (Section Mark)(Section Mark) 401(k), 408(k) or 403(b) of the Code, shall exceed the limit imposed on the Participant by (Section Mark) 402(g) of the Code for the year in which the deferral occurred.

               (d) No income shall be allocable to Excess Tax Deferred Contributions provided that the Excess Tax Deferred Contributions are distributed prior to the Valuation Date of the Plan Year following the Plan Year of the Excess Tax Deferred Contributions.

               (e)  Amounts distributed under this Paragraph   5.16
     shall be treated as distributions from the Participant's
     Deferred Income Account.

               5.17. Deduction of Legal Expenses. On the Adjustment Date or Valuation Date of the Plan Year in which a legal claim against the Plan, Trustee, Advisory Committee or Company, pertaining to any claim of interest in the assets of the Plan or the Trust Fund, is disposed by final order of a court adversely to the claimant, the Trustee shall debit the vested portion of the Account of the claimant or the Account with respect to which the claim was made, with all expenses including counsel fees actually paid by the Plan or incurred by the Plan but not yet paid which were incurred in the defense against the claim. The finality of any order and the adversity of the order to the claimant shall be determined by the Advisory Committee in accordance with the laws of the jurisdiction in which said claim was litigated.

                           ARTICLE VI

                      Trust Fund Valuation

               6.1.  Valuation of Trust Fund.

               (a) As of each Valuation Date (and before making any distributions as of such date), the Trustee shall value the entire Trust Fund. Earmarked investments described in Paragraph 6.4 shall not be taken into account.

               (b) The Trustee shall determine the fair market value of Trust Fund assets in compliance with this Paragraph and the principles of Section 3(26) of ERISA and regulations issued pursuant thereto. Valuation shall be based upon information reasonably available to the Trustee, including data from, but not limited to, newspapers and financial publications of general circulation, statistical and valuation services, records of securities exchanges, appraisals by qualified persons, transactions and bona-fide offers in assets of the type in question and other information customarily used in the valuation of property for purposes of the Internal Revenue Code. The Trustee may elect to value any bank deposit, certificate of deposit, bond, interest-bearing insurance contract, promissory note or other evidence of indebtedness at its unpaid face value, with interest accrued to the Valuation Date, if the obligation is not in default. The value of any real property held in the Trust Fund, determined as of the end of the fourth quarter of any Plan Year, shall be considered to remain unchanged until the end of the fourth quarter of the following Plan Year. In determining the value of the Plan's investment in any collective investment fund, separate account, partnership or similar entity, the Trustee may (but need not) rely on the most recent prior valuation of units or interests in the fund, separate account, partnership or entity made by or on behalf of the fund, separate account, partnership or entity. With respect to securities for which there is a generally recognized market, the published selling prices on or nearest to such Valuation Date shall establish the fair market value of such security. Fair market value so determined shall be conclusive for all purposes of the Plan and Trust.

               (c) Administrative expenses which are paid or payable by the Plan shall be accounted for in the manner specified by the Trustee. In valuing the Trust Fund, the Trustee may elect to treat as a Plan asset the unamortized amount of capitalized administrative expenditures paid by the Plan.

               6.2.  Unallocated Contributions.  Company
Contributions being held pending allocation shall share in any Increment and Decrement to the extent specified by the Trustee.

               6.3.  Special Rule for Variable Account Balances .
The Trustee may elect to allocate a fund Increment or Decrement on the basis of the average Account Balances since the last
Valuation Date, as determined under a reasonable method consistently applied.

               6.4. Special Rule for Earmarked Investments. The Increment or Decrement on an investment earmarked to a Participant's Account shall be credited to that Account. Earmarked investments shall be ignored in establishing the value of Accounts for purposes of allocating the Increment or Decrement under Paragraph 5.2 and their value shall not be included in the Trust Fund value determined under Paragraph 6.1 or 6.3. Investments earmarked to Accounts are:

               (a) Loans to Participants;

               (b) Company securities allocated to a Participant's Account under Paragraph 2.16; and

               (c) Insurance.

               6.5. Interim Crediting of Increment or Decrement. If an Account becomes wholly or partially distributable other than on a Valuation Date and the Trustee determines that the Trust
Fund has had a substantial Increment or Decrement since the last Valuation Date, the Trustee shall establish a special Valuation
Date and Accounts shall be revalued in accordance with this Article.

                           ARTICLE VII

                            Benefits

               7.1.  Retirement.  As of the Adjustment Date
coinciding with or following the Participant's Early Retirement, Normal Retirement or Disability, his or her Account shall be fully vested and nonforfeitable. Benefits shall be paid pursuant to Paragraph 7.5 within sixty (60) days of such Adjustment Date, or as soon as administratively possible thereafter.

               Pending complete distribution the Account of a Retired Participant, the Participant (or Beneficiary) shall have the same investment direction rights as any other Participant, except to the extent the Advisory Committee elects to restrict or expand such rights for persons awaiting distribution.

               7.2.  Severance Benefits.   If a Participant ceases to
be an Associate of the Company for reasons other than Retirement or death, (hereinafter referred to as a "Terminated
Participant"), the vested Account Balance of the Terminated Participant, as of the Adjustment Date coinciding with or following termination of employment shall be paid pursuant to Paragraph 7.5. The vested Account Balance shall be paid within sixty (60) days at which time the nonvested Account Balance of a Participant shall be provisionally forfeited. For purposes of this Paragraph, if the value of a Participant's vested Account Balance is zero, the Participant shall be deemed to have received a distribution of such vested Account Balance as of the date he terminated employment. If the Terminating Participant's vested Account Balance in the Plan exceeds $3,500, then the Participant must consent in writing to a distribution of the Account Balance for it to be paid by the Company prior to the Participant attaining Retirement Age. A Terminating Participant shall receive the following benefit:

              (i) One hundred percent (100%) of the total amount credited to the Terminated Participant's Tax
          Deferred Contribution Account, Rollover Account and
          Transfer Account;

              (ii)  That percentage of the Terminated
          Participant's Matching Contribution Account and Profit Sharing Contribution Account made on the Participant's behalf, based on the number of Years of Service with the Company then completed, and the following vesting schedule:

               Years of Service                         Percent Vested

               Less than 3 years                                 0%
               At least 3 years, but less than 4 years          20%
               At least 4 years, but less than 5 years          40%
               At least 5 years, but less than 6 years          60%
               At least 6 years, but less than 7 years          80%
               At least 7 years or more                        100%

               7.3. Rehired Participants. The following rules apply to Terminated Participants who are rehired:

               (a) If a Terminated Participant who has received a lump sum distribution of his or her vested Account Balance is subsequently reemployed by the Company after having incurred a Break in Service, occurring prior to January 1, 1985, or five (5) consecutive Breaks in Service, occurring on or after January 1, 1985, then the Company shall disregard all service performed by such Associate for which he or she received such lump sum distribution. In the case of a Participant who has five (5) or more consecutive Breaks in Service, the Participant's pre-break service will count in vesting of the Company-derived accrued benefit only if either:

                    (i)  such Participant has any nonforfeitable
          interest in the accrued benefit attributable to Company contributions at the time of separation from service;
          or

                   (ii)  upon returning to service, the number
          of consecutive Breaks in Service is less than the number of pre-break Years of Service.

     If the Terminated Participant returns to the employment of the Company and repays the amount of the lump sum distribution prior to incurring five (5) consecutive Breaks in Service, or within five (5) years of his or her return to employment, whichever shall occur first, his or her nonvested Account Balance shall be reestablished by the Company and the Participant's pre-break service with respect to which he or she received the distribution shall be added to his or her post-break service for purposes of determining his or her vested Account Balance. In no circumstances will vesting or eligibility years be eliminated solely on account of a lump sum distribution of the vested Account Balance of a Participant. If a Terminating Participant is deemed to receive a distribution pursuant to subparagraph 7.2(b) above, and the Terminating Participant resumes employment covered under this Plan before incurring five (5) consecutive Breaks in Service, upon the reemployment of such Terminating Participant, his or her nonvested Account

     Balance will be restored to the amount on the date of such deemed distribution.


             (b) If a Terminated Participant, who did not receive a lump sum distribution returns to the employment of the Company before incurring five (5) consecutive Breaks in Service after incurring a provisional forfeiture of his or her nonvested Account Balance, then the nonvested portion of his or her Account Balance shall be reinstated pursuant to Paragraph 5.4.

             (c) If a Terminated Participant whose vested Account Balance was not distributed in a lump sum shall return to the employ of the Company prior to incurring a Break in Service occurring prior to January 1, 1985, or five (5) consecutive Breaks in Service, occurring on or after January 1, 1985, then the Participant's vested percentage in his or her pre-break Account Balance shall be increased as a result of his or her post-break service, and only a single Account need be maintained. If such Terminated Participant shall return to the employ of the Company after incurring a Break in Service or five (5) consecutive Breaks in Service, as the case may be, then the Participant's vested percentage in his or her pre-break Account Balance shall not be increased as a result of his or her post-break service, and separate Accounts shall be maintained for the Participant's pre-break and post-break Account Balance. Both Accounts will share in the earnings and losses of the fund.

             (d) If a Terminated Participant is rehired by the Company, he or she must notify the Department of Human
     Resources that he or she was previously a Participant of the Plan within 30 days of his or her reemployment. Provided the Department of Human Resources is timely notified, a Terminated Participant who has a vested right in his or her Account Balance who is rehired by the Company or a Terminated Participant who does not have a vested right in his or her Account Balance but whose prior service cannot be disregarded under (Section Mark) 410(a)(5) of the Code and who is rehired by the Company after the Participant incurs a Break in Service, will become a Participant of the Plan retroactively as of his or her date of reemployment by the Company upon the completion of a Year of Service measured as of his or her reemployment commencement date.

             (e) For purposes of participation and vesting, if an Associate or Participant does not have any vested right in his or her Account Balance derived from Company Contributions, Years of Service completed by the Participant or Associate prior to incurring a Break in Service shall be disregarded if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) years or the


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


     aggregate number of Years of Service the Participant or Associate completed prior to incurring a Break in Service; however, the aggregate number of Years of Service completed before such Break in Service shall not be deemed to include any Years of Service not required to be taken into account by reason of any prior Breaks in Service.

               7.4.  Death.

               (a) If the Participant shall die prior to the payment of his or her benefits has begun, or prior to the complete payment of his or her Account, his or her vested Account Balance as of the Adjustment Date coinciding with or following the date of death shall be paid to the Participant's Beneficiary within sixty (60) days following the Adjustment Date, or as soon as administratively possible thereafter. Death benefits shall be paid in a lump sum.
     The nonvested Account Balance of a deceased Participant shall be provisionally forfeited as of the Adjustment Date coinciding with or following the date of death.

               (b) At any time and from time to time within the limits set forth in Paragraph 1.12, each Participant shall have the right to designate the Beneficiary to receive his or her death benefit and to revoke any such designation, provided, that if the Participant shall be married, the Participant may name someone other than his or her spouse as the recipient of his or her death benefit only with the consent of his or her spouse. The spousal consent must be in writing, must be in the form of a waiver which must acknowledge the effect of the waiver , must be either witnessed by a Plan Representative or acknowledged before a Notary Public, and must state the specific non-spouse Beneficiary who will receive the Participant's death benefit. If a Participant shall die without designating a Beneficiary or if such designation is not effective for any reason, as determined by the Advisory Committee, then the benefit shall be paid in the following priority: (i) first, to the Participant's surviving spouse; (ii) second, to the Participant's estate (provided that the benefits shall be paid to the third priority class if the death benefits would otherwise escheat to any state); (iii) to the Contribution Participants in the Plan Year in which the death benefits
     would otherwise be distributed.    Participants of a
     priority class shall cease to be entitled to benefits on the Advisory Committee's determination that no members of the class exist, or the failure of the Advisory Committee to locate any members of the class after making a reasonable effort.

               (c) The Advisory Committee shall notify the Trustee of the death of a Participant or former Participant and shall furnish the Trustee with an authenticated copy of the


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


     Beneficiary designation for such deceased Participant.  The
     Trustee shall rely upon such designation for the purpose of distributing death benefits hereunder.

             (d) The Advisory Committee may require such proof of death and such evidence of the right of any person to receive distributions of the benefits of the deceased
     Participant as it may deem advisable.

              (e) Benefit payments shall be made to the deceased Participant's Beneficiary, provided that if a Beneficiary shall die before receiving payment of the entire balance of the deceased Participant's Account, the then remaining balance shall be paid to the estate of the deceased Beneficiary as of the Adjustment Date coinciding with or following the death of the Beneficiary provided the Advisory Committee received notification thereof prior to such date, but no earlier than the Adjustment Date of the Plan Year in which the Participant's termination of employment occurred. If the Advisory Committee is unable to locate a duly qualified personal representative of the estate of a deceased Beneficiary after making reasonable efforts to do so for one year, the undistributed remainder of the account shall be distributed to Contribution Participants in accordance with the priority classes of subparagraph 7.4(b) above.

               7.5.  Payment of Benefits.

               (a) Payment of any benefits shall be made in cash in one lump sum, unless the Participant elects to receive in kind the whole shares of Company Securities credited to his or her Account or any individual insurance policies earmarked to his or her Account. Any payment made in kind shall have the same value on the date payment is made by the Trustee as the amount of cash that otherwise would have been payable on such date.

               (b) The Advisory Committee shall notify the Trustee in writing of the termination of employment of any Participant, and the reason employment terminated. The Trustee shall rely upon such notice for the purpose of paying retirement benefits hereunder.

               (c) Notwithstanding anything herein to the contrary, any distribution to a Participant who has a benefit, which exceeds $3,500, or has ever exceeded $3,500 at the time of any prior distribution, shall require such Participant's consent if such distribution commences prior to the Participant's attainment of Normal Retirement Age. The Participant must be informed of his right to defer receipt of the distribution, subject to the requirements of



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


     Paragraph 7.6. Notice of the rights specified under this Paragraph 7.5(c) shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the first day on which all events have occurred which entitle the Participant to a distribution. Written consent of the Participant to the distribution must be obtained within the ninety (90) day period ending on the first day on which all events have occurred which entitle the Participant to the benefit.

               7.6. Limitation on the Distribution of Benefits . The lump sum payment of benefits from the Plan must be made no later than the first day of April of the calendar year immediately following the later of the year in which the Participant attains the age of seventy and one-half (70 1/2), or retires, or, in the case of a Participant who is a 5% Owner as defined in subparagraph 12.2(i)(i), payment shall be made no later than the first day of April of the calendar year immediately following the calendar year in which the Participant attains the age of seventy and one-half (70 1/2). For Plan Years beginning on or after January 1, 1989, lump sum payments for all Participants must be made no later than the first day of April of the calendar year immediately following the calendar year in which each Participant attains the age of seventy and one-half (70 1/2).

               7.7. Commencement of Distribution of Benefits. Subject to the provisions of Paragraph 7.6, distribution to any Participant of the benefits provided pursuant to the provisions of this Plan must commence within sixty (60) days after the close of the Taxable Year in which the latest of the following events shall occur:

               (a) The Participant attains age sixty-five (65);

               (b) The tenth (10th) anniversary of such Participant's commencement of participation in the Plan occurs; or

               (c) The actual termination of the Participant's employment with the Company.

               The purpose of this Paragraph is to provide a limitation, subject to the incidental death benefit rules, on the latest date upon which payment of benefits under the Plan can commence. This Paragraph shall not preempt other provisions of the Plan which require or permit payment of benefits at an earlier date.

               7.8.  Restriction on Methods of Distribution.
Notwithstanding any other provision of the Plan, distribution of benefits payable to Participants pursuant to the Plan shall be subject to the following restrictions:

               (a) If distributions to a Participant have commenced in installment payments and such Participant dies before his or her entire Account Balance has been distributed, then the remaining portion of his or her Account Balance must be distributed to the Participant's Beneficiary or Designated Beneficiary using a method of distribution at least as rapid as the method being used at the date of the Participant's death.

               (b) If a Participant dies before the distribution of his or her Account Balance begins, distribution of the Participant's entire Account Balance shall be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

               (c) For purposes of this Paragraph 7.8, if the surviving spouse dies after the Participant, but before pay-ments to such spouse begin, the provisions of this Paragraph 7.8, shall be applied as if the surviving spouse were the Participant.

               (d) For purposes of this Paragraph 7.8, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

               (e)  For the purposes of this Paragraph 7.8,
     distribution of a Participant's Account Balance is considered to begin on the Participant's Required Beginning Date (or, if subparagraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to subparagraph (b) above).

               7.9. Procedure for the Payment of Benefits. Payment of all benefits under the Plan shall be subject to written application by the Participant or Beneficiary, as the case may be, submitted in such form as the Advisory Committee may direct from time to time.

               When a Participant who has terminated employment is entitled to distribution of his or her benefits, the Advisory Committee shall deliver or cause to be delivered to the Participant, directed to his last known address, a notice informing the Participant as to his or her rights with respect to his or her benefits. If the Participant is not located at his or her last known address and his or her whereabouts are unknown to the Advisory Committee at the expiration of six (6) months, the Advisory Committee may treat the Participant's termination benefit or the portion thereof remaining undistributed as a provisional forfeiture and allocate it in accordance with Paragraph 5.4; provided, however, that such provisionally


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


forfeited amount shall be reinstated if the Participant or his Beneficiary subsequently makes a claim for such benefit.

               If any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Advisory Committee, is considered to be unable to give a valid receipt for the payment by reason of physical or mental condition, the Advisory
Committee may direct that such payment be made to any person found by the Advisory Committee, in its sole judgment, to have assumed the care of the person in question. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Advisory Committee and the Company and their officers, directors, Associates, agents and representatives.

               If the payment of benefits from the Plan shall be contested by any person, the costs incurred by the Plan in settling any dispute concerning the proper party to receive payment shall be paid from the Account in question, unless otherwise paid by the Trustee or Company.


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



                          ARTICLE VIII

         Powers, Duties and Responsibilities of Trustee

               8.1. Trust. All assets of the Plan shall be held in a Trust forming part of this Plan, which shall be administered as a fund to provide for the payment of benefits as provided in the Plan to the Participants or their successors in interest, out of the income and principal of the Trust. The assets of the Plan shall never inure to the benefit of the Company, except that payment of taxes and reasonable administrative expenses may be paid from the Trust as provided by the terms of the Plan. To the maximum extent allowed by ERISA, such reasonable administrative expenses shall specifically include all expenses that not do otherwise constitute settlor functions as determined by the Advisory Committee as well as any taxes levied or assessed upon the Trust, as provided in Paragraph 8.7.

               8.2. Trust Fund. The Trustee, who shall be appointed by the Company, shall hold the funds received by it from the Company subject to the terms of this Plan, and upon the uses and trusts, and for the purposes herein set forth. The funds subject to the provisions of this Plan shall include, but shall not be limited to, all monies, properties, securities, investments, notes, bonds, mortgages, debentures, shares of stock, accounts, and evidences of indebtedness of whatsoever kind or nature at any time or from time to time acquired or held by the Trustee pursuant to the terms of this Plan; however, the Trustee shall be responsible only for such funds as shall actually be received by it as Trustee hereunder.

               8.3. Powers of Trustee. The Trustee shall have, and is hereby vested with, the following specific powers and authority in addition to, but not in any limitation of, the general powers and authority vested in Trustees by law, all of which shall be exercised by the Trustee without prior application to or confirmation by any court:

               (a) To receive and accept in kind and to hold as an investment, as long as shall seem expedient and advantageous, any and all property which may come to it as Trustee hereunder.

               (b) To hold legal title to and have exclusive and sole control and responsibility for the safekeeping of Trust assets.

               (c) To receive any contributions paid to it in cash or other property and shall retain, manage, administer, hold, and distribute the same, together with the income therefrom, in accordance with the terms and provisions of the Plan. No part of the corpus or income of the Trust Fund shall be used for any purpose except for the exclusive benefit of Associates of the Company or their surviving spouses or other Beneficiaries, and payment of the expenses of administration of the Plan and Trust.

               (d) To hold investments in the name of a nominee, or the Trustee, without disclosing the fiduciary office, to vote stock either in person or by proxy, to participate in corporate reorganizations, and to exercise any and all other rights arising out of any Trust investment.

               (e) To do any and all acts and to make, execute, and deliver, as Trustee, any and all instruments in writing necessary or proper for the effective exercise of any of the Trustee's powers as stated herein, or otherwise necessary to accomplish the purposes of this Trust, as it shall determine in its discretion.

               (f) To make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as the Plan specifies and pursuant to the written directions of the Advisory Committee. The Trustee shall furnish to recipients of Plan benefits factual information
     (but not advice) pertinent to the determination of the taxability of such benefits, and shall provide such factual information to governmental authorities as required by law.
     The Trustee shall serve as "payor," and be solely responsible for the withholding of income taxes on distributions from the Trust Fund, to the extent withholding is required by law. The Company in its sole discretion, without terminating the Trust, may direct the Trustee at any time to transfer to the trustee of another trust qualified under (Section Mark) 401(a) of the Code, and exempt from tax under (Section Mark) 501(a) of the Code, such cash and securities as the Company may direct, or the Accounts of such Participants as the Company may specify.

               (g) To employ such brokers, banks, custodians, attorneys, accountants, other agents or appraisers; and to delegate to them such of its duties, rights, and powers (including, among others, the right to vote shares of stock held by it), as it shall determine to be prudent and advisable and for such periods as it shall deem proper.

               (h) To keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder, including the basis of Company Securities. The Trustee shall render to the Advisory Committee a complete accounting of the Trust Fund each fiscal year of the Trust, within ninety (90) days following the close of the fiscal year of the Trust, and provide the Advisory Committee with an annual statement for each Participant of his or her

     Account. The Trustee shall submit such interim valuations, reports and other information to the Advisory Committee as it may reasonably require. Except as otherwise provided by the Advisory Committee all valuations of the Trust by the Trustee shall show the carrying and market values of all Trust assets. All accounts, books, and records relating to such transactions shall be open to inspection and audit at all reasonable times by the Company, Advisory Committee or any other person designated by the Company.

               (i) To receive and record Beneficiary designations made by Participants.

               (j) To enter into, modify, renew and terminate annuity contracts of deposit administration or immediate participation or other group or individual type, or (to the extent provided for in the Plan) life insurance contracts, with one or more insurance companies; to pay or deposit all or any part of the Trust Fund under such contracts; to provide in any such contract for the investment in separate accounts of all or any part of funds so deposited with the insurance company; to purchase annuities for retired Participants, including variable annuities (to the extent provided for in the Plan); to exercise and claim all rights and benefits granted to the contract holder by any such contracts; to transfer assets to, or receive assets from other trusts or insurance arrangements maintained to fund the Plan, as directed by the Advisory Committee.

               (k) To invest, reinvest or hold "qualifying employer securities" and "qualifying employer real property," as such terms are defined in Section 407(d) of ERISA to the fullest extent permissible under ERISA with respect to the Plan.

               (l) Except as otherwise instructed by the Advisory
     Committee, to invest funds pending other investment directions in (i) any short term investment fund; or (ii) any type of interest-bearing "deposit," within the meaning of (Section Mark) 408(b)(4) of ERISA, with any bank or savings and loan association (including any such facility of the Trustee or its affiliates provided that at least a reasonable rate of interest is paid on the deposit.

               8.4. Exercise of Powers. The powers granted to the Trustee pursuant to Paragraph 8.3 shall be exercised by the Trustee in its discretion insofar as such exercise does not contravene any written direction from the Company, or the policy for the funding of this Plan to be developed under Paragraph 2.5. The decision of the Trustee in matters within its jurisdiction shall be final, binding, and conclusive upon the Company, and upon each Associate, Participant, Beneficiary, and every other person interested or concerned. Provided, however, in exercising such powers and authority, the Trustee shall not lend any funds of the Trust to the Company under any circumstances, and shall not pay any compensation to the Company in excess of reasonable compensation for services actually rendered by the Company to the Trust.

            8.5. Accounting. Within ninety (90) days following the close of each fiscal year of the Trust, and within sixty (60) days after the removal or resignation of the Trustee as provided in Paragraph 8.6, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation, and setting forth the value of the Trust Fund and the amount in each Participant's Account as of the close of business on each Adjustment Date or date of removal or resignation.

           8.6. Removal, Resignation, and Appointment of Successor Trustee. The Trustee shall have the right to resign at any time by giving at least ninety (90) days written notice thereof to the Company; and the Trustee may be removed, with or without cause, at any time by the Company by giving sixty (60) days written notice of such removal to the Trustee; provided, however, the Company and the Trustee shall each have the right to waive the ninety (90) day period in writing within sixty (60) days following the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Advisory Committee a written account setting forth all transactions effected by it subsequent to the end of the period covered by its last previous account and listing the assets of the Trust. Upon a vacancy resulting from the resignation or removal of a Trustee or from any other cause, the Company shall designate a successor Trustee. The designation of any successor Trustee shall be made by an instrument in writing executed by the Company, and a copy thereof shall be delivered to the former Trustee. A successor Trustee so designated shall have all the rights, powers, privileges, liabilities, and duties of the former Trustee and may be an individual or individuals, a corporate fiduciary or fiduciaries, or a combination of an individual and corporate fiduciary. The appointment and qualification of a successor Trustee to whom the Trust Funds may be transferred are conditions which must be fulfilled before the resignation or removal of a Trustee shall be effective. Upon acceptance of such appointment by the successor Trustee, the former Trustee shall assign, transfer, and pay over to such successor Trustee the funds and properties then constituting the Trust; however, the former Trustee is authorized to reserve such sum of money as to whatever it may seem advisable for payment of its fees and expenses in connection with the settlement of its account or otherwise. Within six (6) months after the successor Trustee takes office, the former Trustee shall account for the reserve, including all


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


disbursements therefrom, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over to the successor Trustee.

               8.7. Payment of Compensation, Expenses and Taxes. The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Company and the Trustee. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees, incurred by it in the administration of the Trust; provided, however, no Trustee who already receives full-time pay from the Company shall receive compensation from the Trust. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust or the income thereof shall be paid from the Trust.

               8.8.  Limitations on Responsibility.

               (a) The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plan nor shall it have any power, duty or responsibility to determine the rights or benefits of any person having or claiming an interest under the Plan or Trust.

               (b) The Trustee shall have no liability for the adequacy of contributions to the Plan and no responsibility to enforce the payment of such contributions.

               8.9. Non-Corporate Trustee. The Company may appoint one or more non-corporate entities or individuals to serve singly or jointly as Trustee. The term "Trustee," as used in the Plan shall refer collectively to all such persons serving as Trustee.
If there are three or more persons then serving as Trustee, such persons shall act by majority vote; if there are two persons serving as Trustee, such persons shall act by unanimous vote. A single person acting as Trustee shall act singly as Trustee.
Each person acting as Trustee shall be separately subject to the removal, resignation and replacement provisions of this Article.
If fewer than all persons serving as Trustee resign or are removed, the "successor Trustee" referred to in Paragraph 8.6 shall be the remaining persons serving as Trustee. Persons acting as the Trustee may delegate ministerial responsibilities (such as the responsibility for effecting investment transactions or making disbursements) to other persons.

               8.10. Merger of Trustee. If any corporate Trustee hereunder shall at any time merge or consolidate with, or shall sell or transfer substantially all of its assets and business to another corporation, the corporation resulting from such merger or consolidation or the corporation into which it is converted or to which such sale or transfer shall be made, shall thereupon become the Trustee under this Trust with the same effect as though originally so named.

                           ARTICLE IX

                   Fiduciary Responsibilities

               9.1. Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations that are specifically given them under this Plan. In general:

               (a) The Company shall have the responsibility for:

                   (i) Making the contributions provided for under
          Article IV.

                   (ii) Appointing and removing the Trustee or its successor.

                   (iii)  Appointing the members of the Advisory
          Committee.

                    (iv)  Amending or terminating the Plan .

               (b) The C.E.O. shall have the responsibility for:

                    (i) Furnishing the Advisory Committee complete and correct information concerning its Associates as is necessary to the proper administration of this Plan.

                    (ii) Determining the amount, if any, of Fail-Safe Contributions or Discretionary Contributions.



               (c) The Advisory Committee shall have the responsibility for:

                 (i) The Administration of the Plan under this instrument.

                (ii)  Those duties set forth in Article II.

               (d) The Trustee shall have the responsibility for:

                  (iii) The administration of the Trust Fund, including valuation of Trust assets, and allocations of contributions, forfeitures and Trust assets and maintenance of Participants' Accounts.

                   (ii)  Custody and safekeeping of all Trust assets.

                  (iii) Paying and disbursing benefits upon direction of the Advisory Committee.

                   (iv) Those duties set forth in Article VI and VIII.


               9.2. Fiduciary Warranty. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action.

               9.3. Reliance on Other Fiduciaries. Each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action.

               9.4. No Responsibility for Others. It is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

               9.5. Bond. A fidelity bond or other surety shall be required of the Company, as well as all individuals to whom fiduciary duties have been delegated or will be delegated, and such bond will be of the type required by the terms and provisions of ERISA and the regulations issued pursuant thereto, and shall be in a minimum amount of the lesser of $1,000 or ten percent (10%) of the assets in the Plan, and the payment of premiums for such bond or other surety shall be paid by the Trustee from the Trust Fund to the extent not paid by the Company.

               9.6. Fiduciary Responsibility. All fiduciaries (as defined in ERISA) with respect to the Plan shall discharge their duties as such solely in the interest of the Participants and their successors in interest. In this connection, all fiduciaries shall act:

               (a) for the exclusive purposes of providing benefits to Participants and their successors in interest and defraying reasonable expenses of administering the Plan, including the Trust, which is a part of the Plan;

               (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

               (c) in accordance with the Plan and Trust agreement, except to the extent such document may be inconsistent with ERISA.

               9.7 Indemnification. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Board of Directors, the C.E.O., the Advisory Committee, any individual serving as Trustee and any other fiduciary who is an Associate against any and all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law. Payments with respect to any indemnity and payment of expenses or fees shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.


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



                            ARTICLE X

          Amendment, Termination, Merger, Consolidation
                      or Transfer of Assets

               10.1. Amendment of Plan and Trust. The Company shall have the right to amend the Plan and the Trust, in whole or in part, at any time and from time to time. All amendments shall be adopted in writing by resolution of the Board of Directors.
However, no change may be made in the Plan and Trust which shall vest in the Company, directly or indirectly, any interest, ownership, or control of any of the present or subsequent funds of the Trust, or in any of the present or subsequent funds set aside for Participants pursuant to the Plan; and no amendment shall increase or change the duties or the liabilities of the Trustee without the Trustee's specific consent thereto in writing. No portion of the funds of the Trust shall, by reason of any amendment, be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries. Nor shall any amendment reduce or restrict, either directly or indirectly, the vested benefit provided any Participant prior to such amendment, except as otherwise permitted by the Code or the regulations thereunder. Subject to the foregoing limitations, the Company shall have the power to amend the Plan and Trust in any manner which is deemed to be desirable, including, but not by way of limitation, the right to increase or diminish contributions hereunder to change or modify the method of allocation of such contributions, to change any provisions relating to the administration of the Plan, and to change any provisions relating to the distribution or payment, or both, of any of the assets of the Trust.

               Any material modification of the Plan by amendment or termination shall be communicated to all interested parties and the Secretaries of Labor and the Treasury in the time and manner required by law.

               10.2.  Limitation on Amendment.

               (a) Notwithstanding the above, a Plan amendment which has the effect of either eliminating or reducing an early retirement benefit or a retirement-type subsidy, or eliminating an optional form of benefit, shall be treated as reducing an accrued benefit, and shall be disallowed
     (subject to exceptions to be promulgated in Treasury Regulations). With respect to an early retirement benefit or a retirement-type subsidy, the above protection of accrued benefits will apply only with respect to a Participant who satisfies the preamendment conditions for the benefit either before or after the amendment.

               (b) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the vested percentage of a former Participant whose employment terminated before the date such amendment became effective unless and until he or she again becomes a Participant and additional Company Contributions are allocated to the Participant.

               (c) No Plan amendment, unless it expressly provides otherwise, shall be applied retroactively to increase the amount of service credited to any person for employment before the date such amendment became effective.

               (d) Except as provided in subsections (b) and (c), all rights under the Plan shall be determined under the terms of the Plan as in effect at the time the determination is made.

               10.3. Election of Prior Vesting. No amendment to the vesting schedule shall be permitted to decrease the vested
Account Balance of any Participant, and a Participant who has at least three (3) Years of Service may elect to have his or her vested Account Balance computed without regard to the amended vesting schedule. Such election must be made without regard to the amended vesting schedule. Such election must be made within sixty (60) days after the latest of the following dates: (a) the date the amendment is adopted, (b) the date the amendment becomes effective, or (c) the date the Participant is notified in writing of the amendment.

               10.4. Discontinuance of Contributions and Termination of Plan and Trust.

               (a) If the Company decides it is impossible or inadvisable to make its contributions as herein provided, the Company shall have the power to terminate the Plan with respect to its Associates by appropriate resolution. A certified copy of such resolution or resolutions shall be delivered to the Trustee and as soon as possible thereafter, the Advisory Committee shall notify each Participant or Beneficiary entitled to receive benefits under the Plan. After the date specified in such resolutions the Company shall make no further contributions under the Plan. The Trust, however, shall remain in existence as well as all other provisions of the Plan, except for provisions for contributions by the Company shall continue to be held, administered and distributed by the Trustee in accordance with the provisions of the Plan.


               (b) In the event of the termination or partial termination of the Plan, or a complete discontinuance of contributions under the Plan, the Account of each affected Participant shall become fully vested and nonforfeitable.

               (c) If the Company shall decide to terminate completely the Plan and the Trust, such termination shall be effective as of a date to be specified in certified copies of its resolutions to be delivered to the Trustee, and as soon as possible thereafter the Advisory Committee shall notify each Participant or Beneficiary entitled to receive benefits under the Plan. Upon termination of the Plan and Trust and after payment of all expenses and proportional adjustment of the Accounts of Participants to reflect such expenses, Trust Fund profit or losses, and reallocations to the date of termination, each employed or retired Participant (or Beneficiary of such Participant) entitled to receive benefits shall be entitled to receive his or her vested Account Balance, conditioned on the satisfaction of all applicable regulatory requirements. The Trustee shall make distribution of such amounts to the Participants in the form and manner provided in Article VII above, unless the Company shall direct that payment be made in a Trustee-to-Trustee transfer to another qualified plan. Such distribution or transfer shall be made as soon as administratively feasible following the date of termination.

               (d) Distributions of the PAYSOP accounts upon termination of the PAYSOP shall be made pursuant to and in accordance with the applicable laws governing distributions from terminated plans and such distributions shall be made in a lump sum and will consist of Company Securities (except cash will be distributed in lieu of fractional shares of Company Securities). A prior written consent to the distribution must be received before any distribution to a Participant with a PAYSOP Account balance in excess of $3,500 and no consent to a distribution shall be required of Participants with a PAYSOP Account balance of $3,500 or less. In the event a Participant with a PAYSOP Account balance of more than $3,500 does not consent to the termination distribution of his PAYSOP Account, the assets in such Participant's PAYSOP Account shall be allocated to an account for the benefit of such Participant under the Plan and shall be held, administered and invested in accordance with the provisions of the Plan, as amended, without regard to the requirements of (Section Mark) 409 of the Code. The Participant's former PAYSOP Account allocated to an account and held under the Plan shall at all times remain
     100% vested and shall not be subject to forfeiture.

               (e) Nothing hereinabove in this Amendment shall be construed as terminating or having the effect of terminating any Plan other than the deemed separate PAYSOP and the Plan shall continue to operate for the exclusive benefit of Participants and their beneficiaries pursuant to the terms and provisions set forth in the Plan, as amended, and as may be subsequently amended from time to time.


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



               10.5.   Merger, Consolidation, or Transfer.
Notwithstanding, anything herein to the contrary, in the event of a merger or consolidation with, or transfer of assets to any other plan, each affected Participant will receive a benefit immediately after such merger, etc. (as if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, etc. (as if the Plan had terminated).

               10.6. De Facto Termination. If the Advisory Committee determines in its sole discretion that the Plan has been terminated partially or completely, within the meaning of regulations under (Section Mark) 411 of the Code, the Advisory Committee shall determine the date of such termination and who has been affected by the termination. In addition, even though a partial termination has not occurred, the Advisory Committee may vest the Accounts of a group of Participants in full because they are affected by a business divestiture, layoff or other similar transaction (for purposes of this Section, the partial termination rules set forth herein shall apply in such event even though a partial termination has not occurred). The Accounts of all persons affected shall remain payable under the terms set forth in the Plan, except as provided below:

               (a) In connection with a termination or partial termination of the Plan or thereafter, the Advisory Committee may elect to discharge all of the Plan's obligations to affected Participants. In such event, the Advisory Committee shall direct the Trustee to liquidate the necessary portion of the Trust Fund and distribute affected Accounts, less proportionate shares of the expenses of termination, to the persons entitled thereto.

               (b) A Company shall have the right at any time to discontinue contributions to the Plan completely or as to any of the Company's divisions, facilities or operational units. A complete discontinuance of contributions, however, shall constitute a Plan termination.

               (c) This Paragraph has been included in the Plan to meet requirements of federal law. It is not intended to create, nor shall it be construed as creating, any contractual rights whatsoever.

               10.7. Succession of Power. On the effective date of the termination of the Plan, the Trustee shall immediately succeed to all of the duties, responsibilities and powers theretofore held by the Advisory Committee, except as those powers are otherwise modified by the terms of this Article.

               10.8. Continuation of Payment. Benefit payments to Participants whose termination of employment occurred before the


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


effective date of the Plan termination shall continue to be made at the times and in the amounts provided in Article VII hereof.


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



                           ARTICLE XI

                      Withdrawals and Loans

               11.1. In-Service Withdrawals. The purpose of the Plan is to provide for each Participant's retirement; however, a Participant, subject to the below described limitations, may make an in-service withdrawal while an Associate. Any withdrawal may be made from the Participant's Deferred Income Account, without any earnings thereon. An in-service withdrawal may be made for the following reasons:

               (a) A Participant who has attained 59 1/2 years of age may make a written request to the Advisory Committee for a withdrawal in accordance with the Plan Rules as prescribed by the Advisory Committee.

               (b) Upon the written request of a Participant to the Advisory Committee and upon compliance with such Plan Rules as may be prescribed by the Advisory Committee a hardship withdrawal may be made, which distribution shall comply with the safe-harbor approach of the final regulations to (Section Mark) 401(k) of the Code. The minimum amount of a hardship withdrawal must be at least $500. A hardship withdrawal shall be authorized by the Advisory Committee only upon an immediate and heavy financial hardship of the Participant determined in accordance with Treasury Regulation 1.401(k)-
     1(d)(2)(ii)(B), which currently includes but is not limited to:

              (i) Medical expenses (as defined in (Section Mark) 213(d) of the Code) for a Participant or his or her dependents.

              (ii)  Effective July 1, 1991, the purchase or
          hardship maintenance of a Participant's primary home.
          Hardship maintenance is limited to that maintenance necessary to avoid legal condemnation.

             (iii) Post-Secondary educational tuition for the current semester or quarter for the dependents of a Participant.

               The determination by the Advisory Committee of whether a hardship withdrawal is necessary to satisfy the financial hardship of the Participant after the Participant has exhausted other resources reasonably available shall be determined in accordance with Treasury Regulation Section
     1.401(k)-1(d)(2)(iii)(B), which provides that a hardship withdrawal may be made on a representation of the Participant to the Advisory Committee that:


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



                         (i) The hardship distribution is not in excess of the amount of the immediate and heavy financial need.

                        (ii) The Participant has obtained all
          distributions other than hardship distributions and all non-taxable loans currently available under all plans maintained by the Company. A hardship distribution shall not be denied solely because the Participant does not receive a nontaxable loan pursuant to Paragraph
          11.3 of the Plan if the loan is not made on account of a determination by the Advisory Committee that the loan cannot be adequately secured.

               Notwithstanding any provision of the Plan to the contrary, the Plan shall be construed so as to comply with the requirements of Treasury Regulation Section 1.401(k)- 1(d)(2)(ii) for a safe-harbor hardship withdrawal, which requirements provide that the Participant's Tax Deferred Contributions and any other voluntary employee contributions will be suspended for a twelve (12) month period following the receipt of the hardship withdrawal and that the maximum allowable Tax Deferred Contribution for the taxable year following the taxable year of the hardship withdrawal shall be reduced by the amount of Tax Deferred Contributions made by the Participant in the taxable year in which the hardship withdrawal was received.

               Hardship withdrawals shall be made as soon as administratively possible following the date of the Advisory Committee's approval of the Participant's request. The Advisory Committee shall not authorize a hardship withdrawal in an amount greater than the amount necessary to meet the financial need created by the hardship, nor shall the hardship request be authorized if the amount of the request is reasonably available from other resources of the Participant.

               11.2. Withdrawals on Account of Plan Termination or Sale of Assets. Except when specifically stated otherwise in the Plan, and subject to any required or requested governmental approval, a Participant may withdraw his or her Account Balance including income thereon, in a lump sum upon the happening of any of the following:

               (a) Plan termination without the establishment of a successor plan;

               (b) the date of the sale by the Company of substantially all of its assets used in a trade or business if the Participant continues employment with the corporation acquiring the assets; or


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



               (c) the date of the sale by the Company of its interest in a subsidiary, if the Participant continues employment with the subsidiary.

               11.3.  Loans to Participants.

               (a) A loan may be made from the Trust to a Participant who is also an Associate in cases of necessity or when otherwise deemed warranted by the Advisory Committee on a nondiscriminatory basis provided, however, no loan shall be made to a Associate who is an owner-employee as defined in (Section Mark) 401(c) of the Code if such loan would constitute a prohibited transaction. A Participant who wishes to receive a loan from the Plan shall file a written loan application with the Advisory Committee. A Participant may have no more than one loan outstanding at any one time. For Accounts of less than $20,000, a Participant may borrow the lesser of $10,000 or 90% of his or her Account Balance. For Accounts of $20,000 or more the Participant may borrow the lesser of fifty thousand dollars ($50,000) or one-half (1/2) of his or her Account Balance. For loans made on or after January 1, 1987, the fifty thousand dollar ($50,000) limit is reduced by a Participant's largest outstanding loan balance during the twelve (12) month period ending on the day before the date of the new loan. Loans shall not be made to Participants if the principal amount of the loan would be less than five hundred dollars ($500). All loans shall be evidenced by a negotiable promissory note and shall meet the following requirements:

               (i) The loan shall be payable in installments by payroll deduction on a level amortization basis.

              (ii) The loan shall bear a reasonable rate of interest not in excess of that permitted by law, and at least equal to the rate of return then being earned by the Guaranteed Investment Fund; provided that loans granted at different times may bear different interest rates if, in the opinion of the Advisory Committee, the difference in the rates is justified by a change in general economic conditions.

             (iii) The loan shall be adequately secured and security may be required in addition to that automatically provided under subparagraph (b), below.

              (iv)  Except as otherwise authorized by the
          Advisory Committee, interest and principal on a loan must be repaid in installments through payroll deductions over a specified period not to exceed four and one-half (4 1/2) years; unless said loan shall have been obtained for the purpose of purchasing the

          Participant's primary residence (hereinafter referred to as a "residential loan") and the Advisory Committee shall authorize a longer repayment period for residential loans. A residential loan, shall be repaid over such reasonable repayment period as the Advisory Committee determines, not to exceed the average repayment period for residential loans being made by commercial lending institutions in the area in which the Participant is residing at the time of such loan or the maximum repayment period permitted by Regulations issued by the Commissioner of Internal Revenue and in effect at the time of such loan, whichever period shall be shorter.

               (v) The loan shall be documented by such notes, evidences of indebtedness and other instruments executed by the Participant which the Advisory
          Committee in its discretion requires.

              (vi)  A loan to a Participant shall not be
          permitted until at least thirty (30) days after all other loans to the Participant from the Plan have been repaid.

               (b) In addition to the above limitations, the Advisory Committee may further limit the amount loaned to any Participant in order to maintain a reserve chargeable against the Participant's benefit for income taxes which would have to be withheld by the Trustee if the loan becomes a deemed distribution to the Participant. Any such taxes required to be withheld by the Trustee (whether or not such a reserve has been created) shall be charged to and reduce the Participant's benefit to the extent possible and any excess shall be treated as an administrative expense of the Plan which shall be reimbursed by the Participant in question.

               (c) Each loan from the Plan shall be secured by the borrowing Participant's interest in the Plan. If a Participant is no longer an Associate, or the Plan terminates or the Participant files for relief under the United States Bankruptcy Code before he or she repays the loan, or if the loan becomes a deemed distribution to the Participant under (Section Mark) 72(p) of the Code, the loan shall become immediately due and shall be repaid out of the Participant's vested Account Balance, which shall be reduced accordingly.
     This right of set-off does not authorize the Advisory
     Committee to defer collection of a loan until the Participant ceases to be an Associate, but merely provides a method of assuring payment by such time. In addition, if a Participant's loan is in default and the Participant is still an Associate, the loan shall become immediately due and payable and shall be satisfied to the extent possible from the Participant's vested Account Balance and such Account shall be reduced accordingly, provided that the Advisory Committee determines that such a set-off does not jeopardize the qualified status of the Plan.

               (d) The Advisory Committee shall at the time of any loan notify the borrower of the amount of the loan, the interest rate to be charged, and the repayment schedule. If any loan to a Participant is unpaid on the date that such Participant or his or her Beneficiary becomes entitled to a distribution from the Trust, such loan shall become due and payable on such date; and the amount thereof, together with any interest thereon, shall be deducted from the amount of the distribution to which such Participant or his or her Beneficiary is entitled. Any additional administrative expenses incurred by the Trustee in connection with any such loan may be charged to the Participant obtaining said loan.

               11.4. Loans on or after October 18, 1989. The following provisions with respect to Plan loans shall apply to Plan loans made or renewed on or after October 18, 1989. The provisions of the Plan and the law in effect prior to this amendment, as set forth in Paragraph 11.3, shall continue to apply to all loans in existence on October 18, 1989, provided such loans are not renewed. The loan provisions set forth herein are designed to comply with the requirements set forth in the final Department of Labor regulations under Section 408(b)(1) of ERISA, and the Advisory Committee shall interpret the provisions to the extent necessary to comply with the final regulations, including any amendments and interpretations thereto.

               (a) The Advisory Committee shall have the authority to establish a loan administration policy, which policy may include revisions or modifications to the provisions of this Paragraph 11.4 to the extent necessary to bring the provisions herein into conformance with the requirements of
     Section 408(b)(1) of ERISA, including any regulations, amendments or interpretations thereto without the necessity of amending the Plan. Such policy, which, when properly executed, is hereby incorporated by reference and made a part of the Plan, must include but need not be limited to the following:

               (i) The identity of the person or positions authorized to administer the Participant loan program;

              (ii)  A procedure for applying for loans;

             (iii) The basis on which loans will be approved or denied;

              (iv) Limitations, if any, on the types and amounts of loans offered;

               (v)  The procedure under the program for
          determining a reasonable rate of interest;

              (vi) The types of collateral which may secure a Participant loan; and

             (vii) The events constituting default and the steps that will be taken to preserve Plan assets.

               (b) A loan or loans may be made from the Trust to a Participant who is also an Associate. The Participant must submit a written application to the Advisory Committee requesting a loan, in such form as determined by the Advisory Committee. All loans shall be made on a reasonably equivalent basis, as determined by the Advisory Committee in accordance with Department of Labor Regulation Section 2550.408b-1(b).

               (c) Loans shall not be made available to any Participant who is a Highly Compensated Associate in an amount greater than the amount made available to other
     Participants and no loans shall be made to a Participant who is an owner-employee as defined in (Section Mark) 401(c) of the Code if such loan would constitute a prohibited transaction.

               (d) All loans shall be evidenced by a negotiable promissory note and shall be adequately secured as determined by the Advisory Committee in accordance with Department of Labor Regulation Section 2550.408b-1(f), which security must consist of that security required in a normal commercial setting between unrelated parties in an arms-length transaction. No more than fifty percent (50%) of the Participant's vested Account Balance may be used as security. If the Participant is married, the written consent of his or her spouse will be required to obtain a Plan loan. No loan shall be authorized unless it is determined that it will be adequately secured.

               (e) Except as otherwise authorized by the Advisory Committee, loans shall be repayable in installments by payroll deductions on a level amortization basis. A Participant may prepay his or her loan without penalty at any time. Prepayment procedures shall be governed by a written policy adopted by the Advisory Committee.

               (f) All loans shall provide for a reasonable rate of interest in accordance with the requirements of Department of Labor Regulation Section 2550.408b-1(e). The rate of interest charged on the loan shall be determined pursuant to a written policy adopted by the Advisory Committee, and shall provide a return commensurate with interest rates charged by commercial lenders in the local area under similar circumstances.

               (g) The maximum term of a loan shall not exceed four and one-half (4 1/2) years from the date of the loan unless said loan shall have been obtained for the purpose of purchasing or building a Participant's primary residence (hereinafter referred to as a "Residential Loan") and the Advisory Committee shall authorize a longer repayment period for Residential Loans. A Residential Loan may be repaid over such reasonable repayment period as the Advisory Committee determines on a nondiscriminatory basis, not to exceed the shorter of the average repayment period for Residential Loans being made by commercial lending institutions in the area in which the Participant is residing at the time of such loan, or the maximum repayment period permitted by regulations in effect at the time of such loan, but which period of repayment shall not exceed fifteen (15) years.

               (h) Loans shall not be granted to any Participant which provide for a repayment period extending beyond such Participant's Normal Retirement Date.

               (i) A loan to a Participant shall not be permitted until at least thirty (30) days after all other loans to the Participant from the Plan have been repaid.

               (j) In addition to the above limitations, the Advisory Committee may further limit the amount loaned to any Participant in order to maintain a reserve chargeable against the Participant's benefit for income taxes which would have to be withheld by the Trustee if the loan becomes a deemed distribution to the Participant. Any such taxes required to be withheld by the Trustee (whether or not such a reserve has been created) shall be charged to and reduce the Participant's benefit to the extent possible and any excess shall be treated as an administrative expense of the Plan which shall be reimbursed by the Participant in question.

               (k) Any loan from the Plan shall be considered an earmarked investment of the Participant who received the loan, in accordance with Paragraph 6.4 of the Plan.

               (l) The Advisory Committee shall adopt a uniform written policy for dealing with delinquent loans, which policy must be consistent with the requirements of the Code and ERISA. Furthermore, if any loan to a Participant is unpaid on the date that such Participant, or his or her beneficiary, becomes entitled to a distribution from the Plan, such loan shall become due and payable on such date and the balance of the loan, together with any unpaid interest thereon, shall be deducted from the amount of the distribution to which such Participant, or his or her beneficiary, is otherwise entitled.

               (m) Any additional expenses incurred by the Advisory Committee or Trustee in connection with the making of a loan or the administration or enforcement thereof, may be charged to the account of the Participant who requested or received said loan.



               (n) The loan shall be documented by such notes, evidences of indebtedness and other instruments executed by the Participant which the Advisory Committee in its discre-tion requires. To the extent required by the Federal Truth in Lending Act, the Advisory Committee shall prepare the required statement of disclosures with respect to a loan from the Plan.

                           ARTICLE XII

                    Miscellaneous Provisions

               12.1. No Guaranty of Employment. The adoption and maintenance of the Plan shall not be deeded to constitute a contract between the Company and any Associate or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give any Associate the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Associate at any time, nor shall it be deemed to give the Company the right to require the Associate to remain in its employ, nor shall it interfere with the Associate's right to terminate his employment at any time.

               12.2. Limitation of Rights. Except as otherwise required by law, inclusion under the Plan will not give any Associate any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are Trust Funds available. The doctrine of substantial performance shall have no application to Associates, Participants or Beneficiaries. Each condition and provision of the Plan, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

               12.3. Provision of Benefits. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Company assumes no liability or responsibility therefor.

               12.4. Headings. The headings of Articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan and Trust, the text shall control.

               12.5. Governing Law. All legal questions pertaining to this Agreement shall be determined in accordance with the laws of the State of North Carolina insofar as the same shall be applicable and not superseded by ERISA.

               12.6. Alienation of Benefits. The right of any Participant or his Beneficiary to any benefit or to any payment hereunder shall not be subject to alienation or assignment, except as may be expressly permitted herein pursuant to a Qualified Domestic Relations Order, as defined in (Section Mark) 414(p) of the Code, and described in Article XIV; or pursuant to the engagement by the Participant in any dishonest or illegal act against the Company, including, but not limited to, embezzlement of Company funds. If a Participant should engage in embezzlement of Company funds, or other illegal act against the Company, his Account

Balance under the Plan shall be offset by the amount of damages incurred by the Company, as determined by the Advisory Committee, and the amount of the offset shall be paid to the Company.

               If such Participant or Beneficiary shall attempt to assign, transfer, or dispose of his right to any benefit or to any payment hereunder or should such right be subject to attachment, execution, garnishment, sequestration, or other legal or equitable process other than as described above and in Article XIV, it shall ipso facto pass to the Participant's spouse or, if none, or if such right would also be subject to attachment, execution, garnishment, sequestration or other legal or equitable process other than as described above, the right shall pass to such person or persons as may be appointed by the Advisory Committee from among the Beneficiaries, if any, theretofore designated by such Participant or the spouse or lineal ascendants and descendants of the Participant; provided however, the Advisory Committee, in its sole discretion, may reappoint the Participant to receive any distribution thereafter becoming due either in whole or in part. Any appointment made by the Advisory Committee hereunder may be revoked by the Advisory Committee at any time, and further appointment made by it if necessary to comply with the provisions of the Code, ERISA and the Plan.

               12.7. Severability. If any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable; and the Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted herein.

               12.8. Claims. A Participant or Beneficiary shall have the right to file a claim, inquire if he or she has any right to benefits, or appeal the denial of a claim. A claim will be considered as having been filed when a written or oral communication is made by the person (or his authorized representative) who brings the claim request to the attention of the Advisory Committee. The Advisory Committee or claims official will notify the claimant in writing within a reasonable period of time after the claim is filed if the claim is granted or wholly or partially denied. If the claim is granted, appropriate action shall be taken and, if appropriate, distribution or payment shall be made from the Trust Fund. If the claim is wholly or partially denied, the claims official shall, within ninety (90) days (or such longer period as may be reasonably necessary) provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

               (a) The reason or reasons for denial;


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



               (b) Specific reference to the Plan provisions that apply in the case;


               (c) A description of any additional material or information that would be helpful to the Advisory Committee in further review of the claim, and reason or reasons why it is necessary; and

               (d) An explanation of the Plan's claim appeal procedure.

If a claim is denied, the claimant may file an appeal asking the Review Official to conduct a full and fair review of his or her claim. An appeal must be made in writing no more than sixty (60) days after the claimant receives written notice of the denial. The claimant may review any documents that apply to the case and may also submit points of disagreement and other comments in writing along with the appeal. The decision of the Review Official regarding the appeal will be given to the claimant in writing no later than sixty (60) days following receipt of the appeal. However, if a hearing is held or there are special circumstances involved, the decision will be given no later than one hundred twenty (120) days after receiving the appeal.

               12.9. Number and Gender. Masculine pronouns shall include the feminine gender (and vice versa), and the singular shall include the plural (and vice versa) unless the context indicates otherwise. The pronouns "it" and "its" shall refer to a natural person (and vice versa) if the context so requires.

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                          ARTICLE XIII

                         Top-Heavy Rules

               13.1. Effect of Article XIII on Plan. Notwithstanding any contrary provisions contained in any other Article of the Plan, if at any time the Plan shall be a Top-Heavy Plan (as hereinafter defined), this Article shall control; and any contrary terms of the Plan shall be deemed replaced by the provisions of this Article. However, this Article shall not be effective for any subsequent Plan Year in which the Plan is determined not to be a Top-Heavy Plan. In addition, the requirements of Paragraphs 13.2(j), 13.3, and 13.4 shall not apply with respect to any Associate included in a unit of associates covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Associate representatives and one or more Companies if there is evidence that retirement benefits were the subject of good faith bargaining between the parties. Furthermore, the Account Balance of any Associate who has not performed any service for the Company at any time during the five (5) year period ending on the Determination Date, shall not be considered in determining whether the Plan is a Top-Heavy Plan.

               13.2. Definitions. For purposes of this Article VII the following words and terms shall have the following meanings:

               (a) "Key Associates" shall mean:

                    (i) Any Associate or former Associate (and the
          surviving spouse or other Beneficiary of such
          Associate) who at any time during the Determination
          Period was an officer of the Company having an annual
          compensation greater than  fifty percent (50%) of the
          amount in effect under (Section Mark)   415(b)(1)(A) of the Code for
          any Plan Year [no more than fifty (50) employees (or, if the Company shall have fewer than fifty (50)
          Associates, the greater of three (3) or ten percent
          (10%) of the  employees) shall be considered officers];

                    (ii) An Associate who owns (or is considered to own under (Section Mark) 318 of the Code) one of the ten (10) largest interests in the Company providing such interest is greater than one-half percent (1/2%) and further providing such individual's compensation exceeds one hundred percent (100%) of the dollar limitation under (Section Mark) 415(c)(1)(A) of the Code [if 2 Associates have the same interest in the Company, the Associate having greater annual compensation shall be treated as having a larger interest]; or


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



                       (iii) A five percent (5%) owner of the Company, or a one percent (1%) owner of the Company who has an annual compensation of more than one hundred fifty thousand dollars ($150,000).

               Annual compensation means compensation as defined in


     (Section Mark) 415(c)(3) of the Code, but including amounts contributed by the Company pursuant to a salary reduction agreement which are excludible from the Associate's gross income under (Section Mark) 125, (Section Mark) 402(a)(8),

     (Section Mark) 402(h) or (Section Mark) 403(b) of the Code.

               The Determination Period is the Plan Year containing the Determination Date and the four preceding Plan Years.
     The determination of who is a Key Associate will be made in accordance with (Section Mark) 416(i)(1) of the Code and the regulations thereunder.

               (b) "Top-Heavy Plan" shall mean a Plan subject to any one of the following conditions:

                  (i) If the Top-Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation
          Group of plans.

                 (ii)  If this Plan is a part of a Required
          Aggregation Group of plans but not part of a Permissive
          Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds sixty percent (60%).

                (iii)  If this Plan is a part of a Required
          Aggregation Group and part of a Permissive Aggregation
          Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent
          (60%).

               (c) "Top-Heavy Ratio" shall mean:

                   (i) If the Company maintains one or more defined contribution plans (including any Simplified Employee
          Pension Plan) and the Company has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of the Account Balances of all Key Associates as of the Determination Date, and the denominator of which is the sum of all Account Balances of all Participants as of the Determination Date, both computed in accordance with (Section Mark) 416 of the Code and the regulations thereunder. Both the numerator and the denominator of the Top-Heavy
          Ratio are increased to reflect any contribution which is due but unpaid as of the Determination Date, but which is required to be taken into account on that date under (Section Mark) 416 of the Code and the regulations thereunder. In determining the above Account Balances, such amount must be increased by the aggregate distributions made within the five (5) year period ending on the Determination Date as well as distributions under a terminated plan for the same five (5) year period which, if it had not been terminated, would have been required to be included in an aggregation group.

              (ii) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which have covered or could cover a Participant in this Plan, the Top-Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Associates, and the Present Value of accrued benefits under the defined benefit plans for all Key Associates, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the Present Value of accrued benefits under the defined benefit plans for all Participants. Both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date, as well as any distributions during the same five (5) year period under a terminated plan which if it had not been terminated would have been required to be included in an aggregation group, and any Contribution due but unpaid as of the Determination Date.

             (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent
          Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination
          Date. The account balances and accrued benefits of the Participant who is not a Key Associate but who was a Key Associate in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with (Section Mark) 416 of the Code and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and the Present Value of accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.


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



               (d) "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of (Section Mark)(Section Mark) 401(a)(4)

     and 410 of the Code.


               (e) "Required Aggregation Group" shall mean:

                    (i) each qualified plan of the Company in which at least one Key Associate participates or participated at any time during the determination period (regardless of whether the Plan has terminated) , and

              (ii) any other qualified plan of the Company which enables a plan described in (i) to meet the requirements of (Section Mark)(Section Mark) 401(a)(4)

          and 410 of the Code.

               (f) "Determination Date" shall mean for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year; and for the first Plan Year of the Plan, the last day of that year.

               (g) "Valuation Date" shall mean the date set forth in Paragraph 1.3 as the Adjustment Date, which is the date upon which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

               (h) "Non-Key Associate" shall mean any Associate who is not a Key Associate.

               (i) "Five Percent (5%) Owner and One Percent (1%)
     Owner" shall be defined as follows:

                   (i) "Five Percent (5%) Owner" shall mean any person who owns (or is considered as owning pursuant to (Section Mark) 318 of the Code) more than five percent (5%) of the outstanding stock of the corporation, or stock possessing more than five percent (5%) of the total combined voting power of all stock of the corporation.

              (ii)  "One Percent (1%) Owner" shall mean any
          person who would be described in subparagraph (i) above if one percent (1%) were substituted for five percent
          (5%).

             (iii) For purposes of this Paragraph 14.2(i) the provisions of (Section Mark) 318(a)(2)(C) of the Code shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

              (iv)  The aggregation rules of subsections (b),
          (c), and (m) of (Section Mark) 414 of the Code shall not apply for purposes of determining ownership in the Company.

               (j) The Maximum Annual Compensation taken into account under a Top-Heavy Plan may not exceed the first two hundred thousand dollars ($200,000) of any Associate's annual Compensation (or such greater amount as may be subsequently allowed as a cost of living adjustment by law or regulations prescribed thereunder).


                13.3.  Minimum Contribution.

               (a)If the Plan shall be a Top-Heavy Plan for any Plan
     Year, except as otherwise provided in (c) and (d) below, the Company Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Associate shall not be less than the lesser of three percent (3%) of such Participant's compensation, or, if the Company has no defined benefit plan which designates this Plan to satisfy (Section Mark) 401 of the Code, the largest percentage of Company contributions and forfeitures, as a percentage of the first two hundred thousand dollars
     ($200,000) of the Key Associate's compensation, allocated on behalf of any Key Associate for that year. The minimum contribution is determined without regard to any Social
     Security contribution. Such minimum contribution shall be made and allocated to the account of the Participant even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a smaller allocation for the year because of
     (i) the Participant's failure to complete one thousand
     (1,000) Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) the Participant's compensation was less than a stated amount.

               (b) For purposes of computing the minimum contribution, compensation shall mean compensation of an Associate of the Company for the entire Plan Year.

               (c) Subparagraph (a) above shall not apply to any Participant who terminated employment during the year for a reason other than death or Retirement, and who was not employed by the Company on the last day of the Plan Year.

               (d) Subparagraph (a) above shall not apply to any Participant to the extent he or she is covered under any other plan or plans of the Company and the Company has provided in such plan or plans that the minimum contribution or benefit requirement applicable to Top-Heavy Plans will be met in the other plan or plans. If a minimum contribution


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


     is required, it shall be made from the Rose's Stores, Inc.
     Profit Sharing Plan.

               (e) The minimum contribution required (to the extent required to be nonforfeitable under (Section Mark) 416(b)) may not be forfeited under (Section Mark)(Section Mark) 411(a)(3)(B) or 411(a)(3)(D).

               13.4.  Adjustments to Aggregate Limit.

               (a) For any Plan Year in which the Plan is a Top-Heavy Plan, "1.0" shall be substituted for "1.25" in Paragraph
     5.8(d)(i)(A) and 5.8(d)(ii)(A).

                (b) Even though the Plan shall be a Top-Heavy Plan, subparagraph (a) above shall not apply for any Plan Year in which the following requirements are met:

                (i) The Plan meets the requirements set forth in Paragraph 13.3 above as modified by substituting "four percent" (4%) for "three percent" (3%) wherever the same shall appear therein; and

              (ii) If the Plan would not be a Top-Heavy Plan if "ninety percent" (90%) is substituted for "sixty percent" (60%) wherever the same shall appear in Paragraph 13.2(b).

               (c) Even though subparagraph (a) above shall be applicable to the Plan for any Plan Year, its application shall be suspended with respect to any individual so long as there are no:

              (i)  Company Contributions, Forfeitures or
          Voluntary Contributions allocated to such individual, or

              (ii) Accruals under the defined benefit plan for such individual.

               13.5. Vesting Requirements. For any Plan Year in which the Plan is a Top-Heavy Plan, each Participant's Company Contribution Account shall vest and become nonforfeitable based on the more rapid of the normal vesting schedule in the Plan or at each level in accordance with the following graded vesting schedule:

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



               Years of Service                   Vested Percentage

               Less than 2 years                             0%
               At least 2 but less than 3 years             20%
               At least 3 but less than 4 years             40%
               At least 4 but less than 5 years             60%
               At least 5 but less than 6 years             80%
               At least 6 years or more                    100%

               When the Plan ceases to be a Top-Heavy Plan, the vesting schedule shall revert to the schedule defined in Paragraph 7.2. However, each Participant with at least three (3) Years of Service may elect to have his or her nonforfeitable percentage computed under the Plan according to the Top-Heavy vesting schedule. For purposes of this Paragraph, a Participant shall be considered to have completed three (3) Years of Service if he or she has completed 1,000 Hours of Service in each of three (3) Plan Years, whether or not consecutive, ending with or prior to the last day of the election period described below.
The election period shall begin no later than the date following the Determination Date on which the Plan is found not to be Top-Heavy and shall end no earlier than the latest of the following dates:

               (a) The date which is sixty (60) days after such Determination Date; or

               (b) The date which is sixty (60) days after the day the Participant is issued written notice of the change by the Company or the Advisory Committee.

               If the vesting schedule of this Plan is changed, the Account Balance of any Participant determined as of the later of the date the change is effective or the date the change is adopted shall not be less than the Account Balance computed under the Plan without regard to such change.

                           ARTICLE XIV

               Qualified Domestic Relations Orders

               14.1. Notice. Should the Plan receive a judgment, decree or order entered or enforceable pursuant to the domestic relations law of the state from which the decree or order originated, and relating to the provision of child support, alimony payments or marital property rights of a spouse, child or other dependent of the Participant, then:

               (a) The Advisory Committee shall promptly notify the Participant and any Alternate Payee of the receipt of such order and the Plan's procedures for determining its qualified status, and

               (b) The Advisory Committee within a reasonable time shall determine the qualified status of such order as set forth in Paragraph 14.2, and notify the Participant and each Alternate Payee upon such determination.

               14.2.  Requirements of Qualified Domestic Relations
Order.  Subject to any regulations promulgated by the Treasury
Department, the Advisory Committee shall determine whether a domestic relations order constitutes a Qualified Domestic
Relations Order by determining whether the following requirements prescribed in (Section Mark) 414(p) of the Code have been met. The order must:

               (a) Create or recognize the existence of, or assign to any spouse, former spouse, child or other dependent of a Participant (hereinafter referred to as an "Alternate
     Payee") the right to receive all or any portion of the benefits payable with respect to a Participant under the Plan;

               (b) Clearly specify the following facts:

                  (i) The name and last known mailing address of each Participant and Alternate Payee covered by the order,

              (ii) The amount or percentage, or the manner of determining same, of the Participant's benefits to be paid by the Plan to the Alternate Payee,

             (iii) The number of payments or period to which the order applies, and

              (iv)  Each plan to which the order applies; and

               (c) Not require the Plan to provide any type or form of benefit not otherwise provided by its terms, or provide an increased benefit, or be in conflict with the payment provisions of any order previously determined to be a Qualified Domestic Relations Order. An order, however, shall not be considered to provide any type or form of benefit not otherwise provided, merely because the order requires payment be made to an Alternate Payee on or after the date on which the Participant attains the earliest retirement age without regard to whether the Participant has separated from service.

               14.3. Segregated Account. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined pursuant to this
Article XIII, a separate account in the Plan shall be maintained consisting of the amount which would have been payable to the Alternate Payee during such period if the order had been determined to be qualified. If within eighteen (18) months the order is determined to be a Qualified Domestic Relations Order, the segregated amount (plus any interest thereon) shall be paid to the Alternate Payee. If within eighteen (18) months the issue is not resolved, or the order is determined not be a Qualified Domestic Relations Order, then the segregated amount (plus any interest thereon) shall be paid to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made subsequent to the eighteen (18) month period shall be applied prospectively only.

               14.4 Limitations on Benefits and Distributions. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected
Participant has not reached the "earliest retirement age" under the Plan. For example, a "qualified domestic relations order" may require a distribution to an "alternate payee" prior to the time the Participant who is the spouse or ex-spouse of the "alternate payee" either separates from service or attains age
50.  For the purposes of this Section, "alternate payee,"
"qualified domestic relations order" and "earliest retirement age" shall have the meanings set forth under (Section Mark) 414(p) of the Code.

               IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Trustee has hereunto affixed its respective hand and seal, all as of the day and year first above written.

                                                 COMPANY:

                                                 ROSE'S STORES, INC.
 ATTEST:


George M. Harvin, Secretary        By:    L. H. Harvin, III, Chairman
George M. Harvin, Secretary               L. H. Harvin, III, Chairman

[Corporate Seal]


                                   TRUSTEE:

                                   CENTRAL CAROLINA BANK AND
ATTEST:                            TRUST COMPANY


Alberta M. Buxton                  By:     K. Coffield Knight
Asst. Secretary                        First Vice President

[Corporate Seal]